Exhibit 10.1
AGENCY AGREEMENT
June 18, 2007
Tethys Petroleum Limited
P.O. Box 524
Suite 3, Borough House, Rue du Pre
St. Peter Port
Guernsey, GY1 6EL, Channel Islands
Attention: Dr. David Robson,
                  President and Chief Executive Officer
- and to -
CanArgo Energy Corporation
CanArgo Limited
P.O. Box 291
St. Peter Port
Guernsey, GY1 3RR, Channel Islands
Attention: Vincent McDonnell
                  President
Dear Mesdames/Sirs:
Re: Tethys Petroleum Limited – Initial Public Offering and Secondary Offering
Jennings Capital Inc. (the “Lead Agent”), Tristone Capital Inc. and Haywood Securities Inc. (collectively, the “Agents” and each individually, an “Agent”) understand that Tethys Petroleum Limited (the “Company”) proposes to issue and sell a minimum of 9,090,909 Ordinary Shares (as defined below) and a maximum of 18,181,818 Ordinary Shares (the “Primary Shares”) and that CanArgo Limited (the “Selling Shareholder”), a wholly-owned subsidiary of CanArgo Energy Corporation (“CanArgo”), proposes to sell up to 8,000,000 Ordinary Shares (the “Secondary Shares”). The Primary Shares and the Secondary Shares are referred to collectively herein as the “Offered Shares”.
The Agents also understand that the Company has prepared and filed the Preliminary Prospectus (as defined below) with respect to the Offered Shares with the Securities Commissions (as defined below) in the Qualifying Jurisdictions (as defined below) and has received the Preliminary MRRS Decision Document (as defined below). The Agents also understand that the Company has prepared the Final Prospectus (as defined below) and will file the same with the Securities Commissions promptly after execution of this Agreement (as defined below).
Upon and subject to the terms and conditions, and in reliance on the representations and warranties contained herein, the Agents hereby severally agree, to act as the exclusive agents of the Company and the Selling Shareholder to offer the Offered Shares for sale from the Company and the Selling Shareholder, respectively, and to use their best efforts to obtain subscriptions therefor, and the Company and the Selling Shareholder hereby appoint the Agents as their exclusive agents in respect of such offering, and in connection therewith the Company agrees to offer and sell through the Agents the Primary Shares, and the Selling Shareholder agrees to offer and sell through the Agents the Secondary Shares, at the purchase price of US$2.75 per Offered Share, being an aggregate minimum purchase price of US$24,999,999.75 and an aggregate maximum purchase price of US$49,999,999.50 in respect of the Primary Shares and an aggregate purchase price of up to US$22,000,000 in respect of the Secondary Shares, provided that no Secondary Shares shall be sold hereunder unless the maximum number of Primary Shares are sold are sold. The Agents propose to distribute the Offered Shares in the Qualifying Jurisdictions pursuant to the Final Prospectus, in the United States pursuant to the U.S. Placement Memorandum (as defined below) dated the date hereof through one or more U.S. Dealers (as defined below) pursuant to exemptions from the registration requirements of the U.S. Securities Laws (as defined below) and in certain other jurisdictions as agreed between the Company, the Selling Shareholder and the Agents (the “Other Jurisdictions”), all in the manner contemplated by this Agreement.
The Company hereby grants to the Agents an irrevocable right (the “Over-Allotment Option”) to offer for sale up to the number of additional Ordinary Shares (the “Over-Allotment Shares”) issued by the Company that is equal to 15% of the number of Primary Shares sold by the Company, on the same basis (including payment of the Agency Fee per Over-Allotment Share) as the sale of the Offered Shares. If the Lead Agent, on behalf of the Agents, elects to exercise the Over-Allotment Option, the Lead Agent shall notify the Company in writing not later than noon (Calgary time) on the 30th day following the Closing Date (as defined below), which notice shall specify the number of Over-Allotment Shares to be sold by the Agents and the date and time at which such Over-Allotment Shares are to be sold (the “Over-Allotment Closing Time”). Such date may be the same as the Closing Date but not earlier than the later of: (i) the Closing Date, and (ii) two Business Days after the delivery date of such notice, nor later than five Business Days after the date of delivery of such notice. Over-Allotment Shares may be offered solely for the purpose of covering over-allotments made in connection with the offering of the Offered Shares, if any, and for market stabilization purposes. In this Agreement, references to “Closing Date” and “Time of Closing” include the Over-Allotment Closing Time, unless the context otherwise requires, and the Offered Shares and the Over-Allotment Shares are hereinafter referred to, collectively, as the “Shares”. Subject to the terms and conditions set forth in this Agreement, the Lead Agent, on behalf of the Agents, shall be entitled to exercise the Over-Allotment Option in whole or in part from time to time in their sole discretion.
In consideration of the agreement of the Agents to distribute the Offered Shares in the manner set forth herein, the Company and the Selling Shareholder severally agree to pay to the Agents the Agency Fee (as defined below) and to issue the Agents’ Compensation Options (as defined below) as specified in Section 16 of this Agreement at the Time of Closing (as defined below).

Terms and Conditions
The following are additional terms and conditions of this Agreement among the Company, CanArgo, the Selling Shareholder and the Agents.
1. Definitions
Where used in this Agreement, or in any amendment to this Agreement, the following terms will have the following meanings, respectively:
1.1	“affiliate” has the meaning ascribed thereto in section 1.2 of National Instrument 45-106 of the Canadian Securities Administrators, as constituted at the date of this Agreement;
1.2	“Agency Fee” has the meaning given to that term in Section 16.1 of this Agreement;
1.3	“Agents’ Compensation Options” has the meaning given to that term in Section 16.2 of this Agreement;
1.4	“Agreement” means the agreement resulting from the acceptance by each of the Company and the Selling Shareholder of the offer made by the Agents by this letter and the agreement of the Agents, the Company, CanArgo and the Selling Shareholder to be bound hereby, and includes any amendment to or restatement of this Agreement;
1.5	“Akkulka Block” means the area in Kazakhstan that is subject to the Akkulka Exploration License and Contract;
1.6	“Akkulka Exploration License and Contract” means BNM’s exploration license and contract in respect of the Akkulka Block;
1.7	“AMI Agreement” means the area of mutual interest and non-compete agreement between the Company and CanArgo dated January 24, 2007;
1.8	“Aral Vostochniy Block” means the area that is subject to the Aral Vostochniy Exploration Contract;
1.9	“Aral Vostochniy Exploration Contract” means NBC’s exploration contract in respect of the Aral Vostochniy Block;
1.10	“Authorization” means, with respect to any Person, any order, permit, approval, consent, waiver, license, qualification, registration or similar authorization of any Governmental Body having jurisdiction over the Person;
1.11	“Beneficiaries” has the meaning given to that term in Section 14.6 of this Agreement;
1.12	“BNM” means BN Munai LLP, a limited liability partnership registered in Kazakhstan in which the Company, through TKL, has a 100% interest;

1.13	“Business Day” means a day other than a Saturday, a Sunday or a day on which chartered banks are not open for business in Calgary, Alberta or in Toronto, Ontario;
1.14	“CEO Services Agreement” means the management services agreement between the Company and Vazon providing for, among other things, the services of Dr. David Robson as President and Chief Executive Officer of the Company;
1.15	“Claim” has the meaning given to that term in Section 14.1 of this Agreement;

1.16	“Closing” means a closing of the purchase and sale of Offered Shares hereunder;
1.17	“Closing Date” means June 27, 2007 and/or such other earlier or later date or dates as may be agreed to in writing by the Company, CanArgo, the Selling Shareholder and the Lead Agent on behalf of the Agents, each acting reasonably, provided that the Closing Date for the initial Closing shall not be later than July 6, 2007 and no Closing shall occur after September 13, 2007;
1.18	“Companies Law” means The Companies (Guernsey) Law, 1994, as amended;
1.19	“Contracts” means, collectively, the Kyzyloi Field License and Production Contract, the Akkulka Exploration License and Contract and the Kul-Bas Exploration and Production Contract;
1.20	“distribution” means “distribution” or “distribution to the public”, as the case may be, as those terms are defined in applicable Securities Laws;
1.21	“Environmental Laws” means any applicable federal, provincial, local or municipal Laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminates;
1.22	“Final MRRS Decision Document” means a final MRRS decision document for the Final Prospectus issued in accordance with the MRRS;
1.23	“Final Prospectus” means the final long form prospectus of the Company dated June 18, 2007, approved, signed and certified in accordance with the Securities Laws, relating to the qualification for distribution of the Shares under applicable Securities Laws in the Qualifying Jurisdictions;
1.24	“Financial Information” means:
(a)	the audited consolidated balance sheets of the Company as at December 31, 2006, 2005 and 2004 and the audited consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, together with the notes thereto and the report of PWC thereon; and

(b)	the unaudited consolidated balance sheet of the Company as at March 31, 2007 and December 31, 2006 and the unaudited consolidated statements of operations, changes in stockholders’ equity and cash flows for the three month periods ended March 31, 2007 and 2006, together with the notes thereto;
1.25	“Gas Supply Contract” means the take-or-pay natural gas supply contract between BNM and Gaz Impex S.A. LLP dated January 5, 2006 in respect of gas sales from the Kyzyloi Field;
1.26	“Governmental Body” means any (a) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) any subdivision or authority of any of the foregoing, or (c) any quasi-governmental, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of its members or any of the above, and includes the Regulatory Authorities;
1.27	“Indemnified Party” has the meaning given to that term in Section 14.1 of this Agreement;
1.28	“Indemnifying Party” has the meaning given to that term in Section 14.3 of this Agreement;

1.29	“KPL” means Kulob Petroleum Limited, a wholly-owned subsidiary of TTL;
1.30	“Kul-Bas” means Kul-Bas LLP, a limited liability partnership registered in Kazakhstan in which BNM has a 100% interest;
1.31	“Kul-Bas Block” means the area that is subject to the Kul-Bas Exploration and Production Contract;
1.32	“Kul-Bas Exploration and Production Contract” means Kul-Bas’ exploration license and production contract in respect of the Kul-Bas Block;
1.33	“Kyzyloi Field” means the area that is subject to the Kyzyloi Field License and Production Contract;
1.34	“Kyzyloi Field License and Production Contract” means BNM’s field license and production contract in respect of the Kyzyloi Field;
1.35	“Law” means any and all applicable laws, including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, binding on or affecting the Person referred to in the context in which the word is used;
1.36	“Liens” means, with respect to any property or assets, any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, community property right, restriction on transfer, restrictive covenant, right of use or any other right or claim of any kind or nature whatever which affects ownership or possession of, or title to, any interest in, or the right to use or occupy such property or assets;
1.37	“Material Adverse Effect” or “Material Adverse Change” means any effect on or change to the business of the Company and its subsidiaries, taken as a whole, that is or is reasonably likely to be materially adverse to the results of operations, financial condition, assets, liabilities (contingent or otherwise), cash flow, income or business operations or prospects of such business, taken as a whole, or to the completion of the transactions contemplated by this Agreement or the Material Agreements;
1.38	“Material Agreements” means, collectively, this Agreement, the AMI Agreement, the CEO Services Agreement, the Contracts, the Gas Supply Contract, the NBC Acquisition Agreement and the Umbrella Management Services Agreement;
1.39	“material change”, “material fact” and “misrepresentation” have the meanings attributed thereto under applicable Securities Laws;
1.40	“Material Subsidiaries” means TKL, TMG, BNM and Kul-Bas;
1.41	“McDaniel” means McDaniel & Associates Consultants Ltd., independent oil and gas reservoir engineers of Calgary, Alberta;
1.42	“McDaniel Reserve Report” means the independent engineering evaluation of the Company’s natural gas reserves prepared by McDaniel, dated April 24, 2007 and effective March 31, 2007;
1.43	“MRRS” means the mutual reliance review system procedures provided for under National Policy 43-201 “Mutual Reliance Review System for Prospectuses and Annual Information Forms” among the Securities Commissions and the securities commissions and other securities regulatory authorities in each of the territories of Canada;
1.44	“NBC” means Nursat-Bauyr & Co. LLP, a limited liability partnership registered in Kazakhstan;
1.45	“NBC Acquisition Agreement” means the acquisition agreement dated May 10, 2007 between TKL and the former owner of NBC pursuant to which TKL has the right to acquire NBC under the terms of such agreement;
1.46	“Offering Documents” has the meaning given to that term in Section 4.1 of this Agreement;
1.47	“Option Plan” means the stock incentive plan of the Company referred to as the “2007 Long Term Stock Incentive Plan” adopted by the Company in May, 2007;

1.48	“Option Shares” means the Ordinary Shares issuable to the Agents upon the exercise of the Agents’ Compensation Options;
1.49	“Ordinary Shares” means the US$0.10 par value ordinary shares in the share capital of the Company as constituted on the date hereof;
1.50	“Person” includes any individual, general partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, joint stock company, association, trust, trust company, bank, pension fund, trustee, executor, administrator or other legal personal representative, regulatory body or agency, Governmental Body or other organization or entity, whether or not a legal entity, however designated or constituted;
1.51	“Plans” has the meaning given to that term in Section 11.1.5.6 of this Agreement;
1.52	“Preliminary MRRS Decision Document” means the receipt dated May 11, 2007 for the Preliminary Prospectus issued by the Alberta Securities Commission on its own behalf and on behalf of the other Securities Commissions in accordance with the MRRS;
1.53	“Preliminary Prospectus” means the preliminary long form prospectus of the Company dated May 10, 2007 relating to the qualification for distribution of the Shares under applicable Securities Laws in the Qualifying Jurisdictions;
1.54	“PWC” PricewaterhouseCoopers LLP, independent auditors of the Company;
1.55	“Qualifying Jurisdictions” means, collectively, each of the provinces of Canada other than Quebec;
1.56	“Regulation D” means Regulation D adopted by the SEC pursuant to the U.S. Securities Act;

1.57	“Regulation S” means Regulation S adopted by the SEC pursuant to the U.S. Securities Act;

1.58	“Regulatory Authorities” means the Securities Commissions, the SEC, U.S. State Securities Commissions, the Guernsey Financial Services Commission, the TSX and Market Regulation Services, Inc.;

1.59	“Resource Report” means the independent engineering evaluation of 49 oil and natural gas prospects in the areas that are subject to the Contracts prepared by McDaniel, dated April 26, 2007 and effective March 31, 2007;

1.60	“SEC” means the United States Securities and Exchange Commission;

1.61	“Securities Commission” means the applicable securities commission or regulatory authority in each of the Qualifying Jurisdictions;

1.62	“Securities Laws” means, collectively, the applicable securities laws of each of the Qualifying Jurisdictions and the respective regulations and rules made under those securities laws together with all applicable policy statements, blanket orders and rulings of the Securities Commissions and all discretionary orders or rulings, if any, of the Securities Commissions made in connection with the transactions contemplated by this Agreement, together with applicable published policy statements of the Canadian Securities Administrators;

1.63	“Selling Firms” has the meaning given to that term in Section 3.1 of this Agreement;

1.64	“Short-Term Loan” has the meaning ascribed thereto in the Final Prospectus;

1.65	“Standard Listing Conditions” has the meaning given to that term in Section 4.3.3 of this Agreement;

1.66	“Subsidiaries” means, collectively, TSL, TKL, BNM, TMG, TTL, KPL, Kul-Bas and TSK;

1.67	“subsidiary” has the meaning ascribed thereto in National Instrument 45-106 of the Canadian Securities Administrators, as constituted at the date of this Agreement;

1.68	“Supplementary Material” means, collectively, any amendment to the Final Prospectus, or the U.S. Placement Memorandum, any amended or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Company under the Securities Laws relating to the qualification for distribution of the Shares under applicable Securities Laws;

1.69	“Tax Act” means the Income Tax Act (Canada), as amended;

1.70	“Time of Closing” means 6:30 a.m. (Calgary time) on the Closing Date, or any other time on the Closing Date as may be agreed to by the Company, CanArgo, the Selling Shareholder and the Lead Agent;

1.71	“TKL” means Tethys Kazakhstan Limited, a wholly-owned subsidiary of the Company;

1.72	“TMG” means TethysMunaiGaz LLP, a limited liability partnership registered in Kazakhstan in which the Company, through TKL, has a 100% interest;

1.73	“Transfer Agent” means Equity Transfer & Trust Company;

1.74	“TSK” means Tethys Services Kazakhstan LLP, a limited liability partnership registered in Kazakhstan in which the Company, through TKL, has a 100% interest;

1.75	“TSL” means Tethys Services Limited, a wholly-owned subsidiary of the Company;

1.76	“TSX” means the Toronto Stock Exchange;

1.77	“TTL” means Tethys Tajikistan Limited, a wholly-owned subsidiary of the Company;

1.78	“Umbrella Management Services Agreement” means the management services agreement to be entered into between the Company and Vazon prior to the Closing Date providing for, among other things, the services of Vazon and the services of certain executive officers of the Company;

1.79	“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Colombia;

1.80	“U.S. Dealer” means a broker-dealer registered as such with the SEC under section 15 of the U.S. Exchange Act and who is a member of the National Association of Securities Dealers, Inc.;

1.81	“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

1.82	“U.S. Placement Memorandum” means the Preliminary Prospectus or Final Prospectus, as the case may be, supplemented with wrap pages describing, among other things, restrictions imposed under the U.S. Securities Act;

1.83	“U.S. Qualifying Jurisdictions” means, collectively, each of the states of the United States in which Shares are offered and/or sold;

1.84	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

1.85	“U.S. Securities Laws” means all of the applicable federal securities laws and regulations of the United States, including, without limitation, the U.S. Securities Act, and the U.S. Exchange Act, and the state securities or “blue sky” laws of the U.S. Qualifying Jurisdictions;

1.86	“U.S. State Securities Commissions” means the Governmental Bodies charged with administering the state securities or “blue sky” laws of the U.S. Qualifying Jurisdictions; and

1.87	“Vazon” means Vazon Energy Limited, a company incorporated in Guernsey.
Capitalized terms used but not defined in this Agreement have the meanings given to them in the Final Prospectus.
Any reference in this Agreement to a section, paragraph, subsection, subparagraph, clause or subclause will refer to a section, paragraph, subsection, subparagraph, clause or subclause of this Agreement.
All words and personal pronouns relating to those words will be read and construed as the number and gender of the party or parties referred to in each case required and the verb will be construed as agreeing with the required word and/or pronoun.

2.	Filing of Prospectus and Qualification of Shares
2.1	The Company will, as soon as possible following the execution of this Agreement, file the Final Prospectus, in form and substance satisfactory to the Agents acting reasonably, and all other documents required under the Securities Laws with the Securities Commission in each of the Qualifying Jurisdictions, and will obtain the Final MRRS Decision Document from the Alberta Securities Commission on its own behalf and on behalf of the other Securities Commissions as soon as possible after such filing and, in any event, not later than 5:00 p.m. (Calgary time) on June 20, 2007 (or such other time and/or later date as the Company and the Lead Agent may agree) and will have taken all other steps and proceedings that may be necessary on its part: (a) in order to qualify the Shares for distribution in each of the Qualifying Jurisdictions by the Agents and other Persons who are registered in a category permitting them to distribute the Shares under the Securities Laws and who comply with the Securities Laws and (b) to enable the Shares to be lawfully offered and sold on a private placement basis through one or more U.S. Dealers in the United States in accordance with the provisions of Schedule A to this Agreement.

3.	Distribution of the Offered Shares and Certain Obligations of Agents
3.1	The Agents shall distribute the Shares to the public in the Qualifying Jurisdictions and on a private placement basis in the United States and the Other Jurisdictions directly and through other investment dealers and brokers, only as permitted by Securities Laws, U.S. Securities Laws and the securities legislation of the Other Jurisdictions and upon the terms and conditions set forth in the Final Prospectus, the U.S. Placement Memorandum and in this Agreement. The Agents and such other investment dealers and brokers are collectively referred to herein as the “Selling Firms”. The Agents will not directly sell or distribute any Offered Shares in the United States but may arrange for sale of the Shares in the United States as contemplated by Schedule A hereto, the provisions of which are agreed to by the Company, the Selling Shareholder and the Agents and are incorporated by reference herein. The Agents will not solicit offers to purchase or sell the Shares so as to require registration thereof or the filing of a prospectus or any similar document under the laws of any jurisdiction outside the Qualifying Jurisdictions and shall comply with all applicable Securities Laws in each of the Qualifying Jurisdictions into and from which they may offer or sell the Offered Shares. Any agreements between the Agents and the other Selling Firms will contain similar restrictions to the foregoing and the Agents will use their commercially reasonable efforts to cause the Selling Firms to comply with all applicable Securities Laws, U.S. Securities Laws and the securities legislation of the Other Jurisdictions. For the purposes of this section, the Agents will be entitled to assume that the Shares are qualified for distribution in any Qualifying Jurisdiction in respect of which the Final MRRS Decision Document evidences that a receipt or similar acceptance of the Final Prospectus has been obtained from the applicable Securities Commission following the filing of the Final Prospectus, unless the Agents, or the Lead Agent on behalf of the Agents, receive notice to the contrary from the Company or the applicable Securities Commission.

3.2	The Agents will complete, and will use their reasonable commercial efforts to cause the Selling Firms (if any) to complete, the distribution of the Shares as promptly as possible after the Time of Closing. The Agents will notify the Company and the Selling Shareholder when, in the Agents’ opinion, the Agents and the Selling Firms (if any) have ceased distribution of the Shares and, promptly after completion of the distribution of Shares, will provide the Company, in writing, with a breakdown of the number of Shares distributed in each of the Qualifying Jurisdictions and the U.S. Qualifying Jurisdictions where that breakdown is required by the Securities Commission or U.S. State Securities Commission of that province or state for the purpose of calculating fees payable to that Securities Commission or U.S. State Securities Commission and for the purpose of making any required filing with any Regulatory Authority.
3.3	No Agent will be liable to the Company or the Selling Shareholder under this Section 3 with respect to a default by any of the other Agents or Selling Firms, as the case may be unless such Agent participated in or contributed to such default.
3.4	The Agents, severally, but not jointly, make the representations, warranties and covenants in Schedule A hereto, and severally, but not jointly, agree, on behalf of themselves and their United States affiliates, for the benefit of the Company to comply with the selling restrictions imposed by the U.S. Securities Laws and set forth in Schedule A hereto, which is incorporated by reference herein and forms part of this Agreement.
3.5	The Lead Agent shall act as custodian of funds received from subscribers for Shares pending the Closing of the Offering. Such funds shall be released at the Closing in accordance with Section 12 of this Agreement, provided that if the minimum offering amount of US$24,999,999.75 has not been subscribed for prior to the date that is 90 days following the issuance of the Final MRRS Decision Document, then the Lead Agent shall promptly return such funds to the subscribers without interest or deduction unless such subscribers have instructed the Lead Agent otherwise.
3.6	The Agents shall use their commercially reasonable efforts to cause the distribution of the Shares in a manner that will satisfy the minimum distribution requirement for listing of the Ordinary Shares on the TSX.
4.	Delivery of Prospectus and Related Matters
4.1	The Company will cause to be delivered to the Agents, at those delivery points as the Agents may reasonably request, as soon as possible, and in any event no later than 5:00 p.m. (Calgary time), on the Business Day immediately following the issuance of the Final MRRS Decision Document, and thereafter from time to time during the distribution of the Shares in Canada, as many commercial copies of the Final Prospectus as the Agents may reasonably request. The Company will similarly cause to be delivered to the Agents, without charge, at those delivery points and in such number as the Agents may reasonably request, commercial copies of the U.S. Placement Memorandum and any Supplementary Material required to be delivered to purchasers or prospective purchasers of the Shares. Each delivery of the Final Prospectus, the U.S. Placement Memorandum

or any Supplementary Material (collectively, the “Offering Documents”) will constitute the Company’s and the Selling Shareholder’s consent to the use of the Offering Documents by the Agents and the Selling Firms for the distribution of the Shares in the Qualifying Jurisdictions and the private placement of the Shares in the United States in compliance with the provisions of this Agreement, the Securities Laws and U.S. Securities Laws.
4.2	Each delivery of the Offering Documents to the Agents by the Company in accordance with Sections 4.1 and 4.3 will constitute the representation and warranty of the Company, CanArgo and the Selling Shareholder to the Agents that (except for the information and statements relating solely to the Agents and furnished by them specifically for use in such document), at the respective times of delivery and, in the case of the Final Prospectus and the U.S. Placement Memorandum, together with Supplementary Material, if any, at the Time of Closing:
4.2.1	the information and statements contained in each of the Offering Documents:
4.2.1.1	are true and correct in all material respects;

4.2.1.2	do not contain a misrepresentation; and

4.2.1.3	constitute full, true and plain disclosure of all material facts relating to the Shares and to the Company and its subsidiaries, considered as a whole in accordance with the Securities Laws; and
4.2.2	each of the Offering Documents complies in all material respects with Securities Laws and U.S. Securities Laws applicable to such Offering Document.
4.3	The Company will deliver to the Agents, without charge, in Calgary, Alberta, contemporaneously with or prior to the filing of the Final Prospectus, as the case may be, unless otherwise indicated:
4.3.1	a copy of the Final Prospectus, originally signed on behalf of the Company (and CanArgo in its capacity as promoter of the Company) as required by the Securities Laws of each of the Qualifying Jurisdictions;

4.3.2	a copy of any other document required to be filed by the Company under the Securities Laws in connection with the distribution of the Shares contemplated by this Agreement;

4.3.3	evidence satisfactory to the Agents of the approval of the listing and posting for trading on the TSX of the Shares and the Option Shares, subject only to satisfaction by the Company of customary conditions imposed by the TSX in similar circumstances (the “Standard Listing Conditions”); and

4.3.4	a “long-form” comfort letter or comfort letters dated the date of the Final Prospectus, in form and substance satisfactory to the Agents, addressed to the

Agents, the board of directors of the Company from PWC, and based on a review completed not more than two Business Days prior to the date of the Final Prospectus, with respect to certain financial and accounting information relating to the Company in the Final Prospectus, which letter shall be in addition to the auditors’ reports contained in the Final Prospectus and any auditors’ comfort letters addressed to the Securities Commissions.
4.4	The Selling Shareholder will deliver to the Agents, without charge, in Calgary, Alberta, contemporaneously with or prior to the filing of the Final Prospectus, a copy of any document required to be filed by the Selling Shareholder under the Securities Laws in connection with the offering of the Secondary Shares contemplated by this Agreement.
4.5	Comfort letters and other documents substantially similar to those referred to in Sections 4.3.2 and 4.3.4 of this Agreement will be delivered to the Agents and their counsel with respect to any Supplementary Material or other relevant document, concurrently with the filing of the Supplementary Material or other relevant document.
4.6	During the period commencing on the date hereof and until completion of the distribution of the Shares, the Company and CanArgo will, so far as practicable, provide to the Agents drafts of any press releases of the Company or of CanArgo that includes information regarding the Company or the offering of the Shares, for review by the Agents and the Agents’ counsel prior to issuance, provided that any such review will be completed in a timely manner.
4.7	Prior to the filing of the Final Prospectus or any Supplementary Material and the Time of Closing, each of the Company, CanArgo and the Selling Shareholder will allow the Agents to participate fully in the preparation of such documents and will allow the Agents and their advisors and representatives to conduct all additional due diligence investigations which they may reasonably require in order to fulfill their obligations as agents in connection with the distribution of the Shares and in order to enable them to execute the certificate required to be executed by them in the Final Prospectus and any Supplementary Material, which may include investigations conducted up to the Time of Closing, including without limitation the holding of a “due diligence” meeting at or prior to the Time of Closing with officials of the Company, CanArgo, the Selling Shareholder, their outside counsel and PWC as auditors of the Company.
5.	Material Change
5.1	The Company, CanArgo and the Selling Shareholder will promptly inform the Agents in writing during the period prior to the completion of the distribution of the Shares of the full particulars of:
5.1.1	any change (whether actual, anticipated, contemplated or proposed by, or threatened against, the Company and whether financial or otherwise) in the assets, liabilities (contingent or otherwise), business, affairs, prospects, operations, capital or control of the Company, considered as a whole, that would be material to the Company, considered as a whole;

5.1.2	any material fact which has arisen or has been discovered and would have been required to have been stated in the Offering Documents had that fact arisen or been discovered on, or prior to, the date of any of the Offering Documents; or

5.1.3	any change in any material fact or any misstatement of any material fact contained in any of the Offering Documents or any new material fact that has occurred or been discovered after the date of this Agreement, which, in any case, is of such a nature as to render any of the Offering Documents untrue or misleading in any material respect or to result in any misrepresentation in any of the Offering Documents or which would result in any of the Offering Documents not complying in all material respects with Securities Laws.
5.2	The Company will comply with Section 115 of the Securities Act (Alberta) and with the comparable provisions of the Securities Laws of the other Qualifying Jurisdictions, and the Company will prepare and will file promptly at the request of the Agents any Supplementary Material which, in the opinion of the Agents, acting reasonably, may be necessary or advisable, and will otherwise comply with all legal requirements necessary to continue to qualify the Shares for distribution in each of the Qualifying Jurisdictions and each of CanArgo and the Selling Shareholder shall cooperate with and assist the Company, acting reasonably, for purposes of facilitating compliance by the Company with the provisions of this Section 5.2.
5.3	In addition to the provisions of Sections 5.1 and 5.2, the Company, CanArgo and the Selling Shareholder will, in good faith, discuss with the Agents any change or fact contemplated in Section 5.1 which is of such a nature that there may be reasonable doubt as to whether notice should be given to the Agents under Section 5.1 and will consult with the Agents with respect to the form and content of any Supplementary Material proposed to be filed by the Company, it being understood and agreed that no such Supplementary Material will be filed with any Securities Commission prior to the review and approval by the Agents and their counsel, acting reasonably.
5.4	The Company, CanArgo and the Selling Shareholder, as applicable, will promptly inform the Agents in writing during the period prior to the completion of the distribution of the Shares of the full particulars of:
5.4.1	any request of any Regulatory Authority for any amendment to the Final Prospectus or any Supplementary Material or for any additional information in respect of the distribution of the Shares, the Company, CanArgo or the Selling Shareholder;

5.4.2	the receipt by the Company, CanArgo or the Selling Shareholder of any material communication, whether written or oral, from any Regulatory Authority relating to the Offering Documents or the distribution of the Shares;

5.4.3	any notice or other correspondence received by the Company, CanArgo or the Selling Shareholder from any Governmental Body requesting any information, meeting or hearing relating to the Company, its subsidiaries, the distribution of the Shares or any other event or state of affairs that the Company or the Selling Shareholder reasonably believes could have a Material Adverse Effect; or

5.4.4	the issuance by any Regulatory Authority of any order to cease or suspend trading or distribution of the Ordinary Shares, or of the institution, or threat of institution of any proceedings for that purpose or any notice of investigation that could potentially result in an order to cease or suspend trading or distribution of the Ordinary Shares.
6.	Regulatory Approvals
6.1	The Company will file or cause to be filed with the TSX prior to the filing of the Final Prospectus with the Securities Commissions, all necessary documents and will take or cause to be taken all necessary steps to ensure that the Shares and the Option Shares have been approved for listing and posting for trading on the TSX, subject only to satisfaction by the Company of the Standard Listing Conditions.
6.2	The Company will make all necessary filings, take all necessary steps and pay all filing fees required to be paid in connection with the transactions contemplated in this Agreement.
6.3	Prior to filing of the Final Prospectus, the Company shall provide the Agents and their counsel with written evidence of the receipt of each material regulatory approval (other than the Final MRRS Decision Document) required to give effect to the transactions contemplated in this Agreement.

7.	Representations and Warranties of the Company, CanArgo and the Selling Shareholder
Each of the Company, CanArgo and the Selling Shareholder jointly and severally represents and warrants to, and agrees with, the Agents that:
7.1	each of the Company and the Subsidiaries has been duly incorporated, continued or amalgamated and organized and is validly existing under the laws of its jurisdiction of incorporation, continuance, amalgamation or organization, as applicable, and has all requisite corporate power, capacity and authority to own its properties and assets and to carry on its business and affairs as currently conducted and as disclosed in the Final Prospectus, and the Company has all requisite corporate power, capacity and authority to enter into and deliver this Agreement and the other Material Agreements to which it is a party and to perform its obligations hereunder and thereunder;
7.2	each of the Company and the Subsidiaries is duly registered, licensed or qualified to carry on business in each jurisdiction and with such regulatory authorities, including without limitation the applicable Governmental Body, if any, where the failure to be so registered, licensed or qualified would have a Material Adverse Effect;
7.3	the Company or a Subsidiary is the beneficial owner and registered holder (directly or indirectly, as described in the Final Prospectus) of 100% of the outstanding securities or equity of each of the Subsidiaries and none of the Company or any subsidiaries, directly or indirectly, holds any shares, other securities, options or rights to subscribe for shares or other securities of any other corporation, partnership or other entity material to the Company, other than as described in the Final Prospectus;
7.4	the Shares to be sold under this Agreement by the Company and Selling Shareholder will be duly and validly created and issued by the Company and, when issued and sold by the Company and sold by the Selling Shareholder, respectively, will be fully paid and non-assessable Ordinary Shares, will have the attributes set out in the Final Prospectus, and will not have been issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Company;
7.5	except as disclosed in the Final Prospectus, there is no action, suit, investigation, arbitration or proceeding before any Regulatory Authority or Governmental Body or, to the knowledge of the Company, CanArgo or the Selling Shareholder by any other Person, pending, or, to the knowledge of the Company, CanArgo or the Selling Shareholder, threatened against or affecting the Company or any of the Subsidiaries or their businesses which, individually or in the aggregate, if determined adversely to the interest of the Company or a Subsidiary, as the case may be, would have a Material Adverse Effect;
7.6	the execution, delivery and performance by the Company of this Agreement and each of the other Material Agreements to which it is a party, and the execution, delivery and performance by the Subsidiaries of the Material Agreements to which they are parties, as the case may be:
7.6.1	has been duly authorized by all necessary action on the part of the Company and the applicable Subsidiaries;

7.6.2	does not require the consent, approval, authorization, registration or qualification of or with any court, Governmental Body or other third party, except: (a) those which have been obtained (or will be obtained prior to the Time of Closing), (b) those as may be required (and will be obtained prior to the Time of Closing) under applicable Securities Laws, or (c) in respect of certain Material Agreements, those that are described in the Final Prospectus;

7.6.3	does not (or will not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with or result in a default under, or allow any other Person to exercise any rights under:
7.6.3.1	any of the terms or provisions of the constating documents or resolutions of the board of directors (or any committee thereof) or resolutions of securityholders of the Company or the Subsidiaries; or

7.6.3.2	any Law applicable to the Company or the Subsidiaries, or any judgment, decree, order or award of any court, Governmental Body or arbitrator having jurisdiction over either the Company or any of the Subsidiaries, of which the Company is aware, or any agreement, license or permit necessary for the conduct of their businesses, to which either of the Company or any of the Subsidiaries is a party or by which their businesses may be affected;
provided in each case, such breach, violation, conflict, default or rights would have a Material Adverse Effect or affect the ability of the Company or the Subsidiaries to perform their respective obligations under this Agreement and each of the other Material Agreements;
7.6.4	will not, to the knowledge of the Company, give rise to any Lien on or with respect to the properties or assets now owned or hereafter acquired by the Company or the Subsidiaries or the acceleration of or the maturity of any debt under any material indenture, mortgage, lease, agreement or instrument binding or affecting any of them or any of their properties, other than with respect to the Short-Term Loan, which is to be repaid concurrently with the Closing of the Offering as described in the Final Prospectus;
7.7	this Agreement has been and, at the Time of Closing, each of the other Material Agreements will have been, duly executed and delivered by the Company and the Subsidiaries that are parties thereto, as the case may be, and constitutes or will constitute, as applicable, a legal, valid and binding obligation of the Company or the applicable Subsidiaries, as the case may be, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally, and subject to the qualification that equitable remedies (including specific performance and injunctive relief) may only be granted in the discretion of a court of competent jurisdiction and that rights of indemnity, contribution and waiver and the ability to sever unenforceable terms may be limited by applicable law;
7.8	each of the Company and the Subsidiaries is not (a) in breach or violation of any of the terms or provisions of, or in default under (whether after notice or lapse of time or both) any indenture, mortgage, note, contract, deed of trust, loan agreement, lease or other agreement (written or oral) or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (b) in violation of the provisions of the articles or resolutions or any statute or any judgment, decree, order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties, in each case which breach or violation or the consequences thereof would, alone or in the aggregate, have a Material Adverse Effect;
7.9	each of the Company and the Subsidiaries has conducted and is conducting its business in compliance with all applicable Laws, rules and regulations of each jurisdiction in which it carries on business (except where non-compliance with such laws, rules or regulations would not have a Material Adverse Effect), and holds all licences, registrations and qualifications (the “Licences”) which are material to the Company and its subsidiaries, taken as a whole, in all jurisdictions in which it carries on business and the Licences are in good standing and there is no event that constitutes, or with the giving of notice, the lapse of time or the happening of any other event or condition, will constitute a default under the Licences and the Licences are in full force and effect, and have not been rescinded, terminated or otherwise nullified except where such default would not have a Material Adverse Effect;
7.10	there is no agreement in force or effect to which the Company is a party or of which the Company is aware and which in any manner affects or will affect the voting or control of any of the securities of the Company and which will be in effect at the Time of Closing;
7.11	the authorized share capital of the Company consists of 500,000,000 Ordinary Shares, all having a par value of US$0.10 per share, and as at the Time of Closing (prior to the completion of the sale of the Shares) there will be 26,934,878 Ordinary Shares validly issued and outstanding as fully paid and non-assessable and, other than (a) pursuant to the terms of this Agreement, (b) 15,013,484 Ordinary Shares reserved or to be reserved prior to the Time of Closing for issuance pursuant to the options and warrants listed in the Final Prospectus under the heading “Options and Warrants to Purchase Securities”, and (c) 1,500,000 Ordinary Shares to be reserved for issuance under the terms of the NBC Acquisition Agreement, no other Ordinary Shares will be reserved for issuance;
7.12	except as disclosed in the Final Prospectus, no Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such (i) under which the Company, is, or may become, obligated to issue any of its securities or (ii) for the purchase of any security (including debt) of the Company or any of the Subsidiaries or any part of their respective businesses;
7.13	other than as may be required under the Securities Laws or by the TSX or as otherwise disclosed in the Prospectus, no consent, approval, authorization, order, registration or qualification of or with any court, Governmental Body or other third party is required for the issue, sale, delivery and distribution of the Offered Shares, as contemplated by this Agreement, or the consummation by the Company of the other transactions contemplated by this Agreement except as have been obtained, or where a failure to satisfy such requirement would not have a Material Adverse Effect or would not prevent the consummation of the transactions contemplated by this Agreement;

7.14	since March 31, 2007, other than as disclosed in the Final Prospectus:
7.14.1	there has not been any material change (actual, anticipated, proposed or prospective, whether financial or otherwise) in the investments, affairs, assets or liabilities (contingent or otherwise) of the Company and its subsidiaries, taken as a whole;

7.14.2	there has not been any material change in the equity capitalization or long-term or short-term debt of the Company and its subsidiaries, taken as a whole;

7.14.3	there has not been any material change in the business, business prospects, condition (financial or otherwise) or results of the operations of the Company and its subsidiaries, taken as a whole; and

7.14.4	the Company and the Subsidiaries have carried on their respective businesses in the ordinary course and in the manner described in the Final Prospectus;
7.15	the Transfer Agent at its principal office in Calgary and Toronto has been the duly appointed registrar and transfer agent of the Company with respect to the Ordinary Shares;
7.16	the TSX has conditionally approved the listing of the Shares and the Option Shares, subject to satisfaction by the Company of the Standard Listing Conditions;
7.17	the form and terms of the certificate for the Ordinary Shares have been approved and adopted by the board of directors of the Company and do not conflict with any applicable Laws and comply with the rules of each of the Regulatory Authorities;
7.18	the Financial Information has been prepared in accordance with U.S. generally accepted accounting principles and present fairly, in all material respects, the financial condition of the Company as at the dates referred to in such information;
7.19	although it does not warrant title, none of the Company, CanArgo or the Selling Shareholder has reason to believe that, except as disclosed in the Final Prospectus, the Company or a Subsidiary, as applicable, has title to or the irrevocable right to produce and sell its petroleum and related hydrocarbons (for the purpose of this clause, the foregoing are referred to as the “Interest”) on the terms described in the Final Prospectus and does represent and warrant that the Interest is free and clear of adverse claims created by, through or under the Company or the Subsidiaries, as applicable, except as disclosed in the Final Prospectus, related to bank financing or those arising in the ordinary course of business, which are not material in the aggregate and that to their knowledge after due inquiry, the Company or a Subsidiary, as applicable, holds its Interest under valid and subsisting leases, licenses, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements;

7.20	the Company has made available to McDaniel prior to the issuance of the McDaniel Report, for the purpose of preparing the McDaniel Reserve Report, all information requested by McDaniel which information did not contain any misrepresentation at its date. The Company has no knowledge of a material adverse change in any reserves information provided to McDaniel since the date that such information was so provided. The Company has no reason to believe that the McDaniel Reserve Report does not reasonably present the aggregate quantity and net present values of the estimated future net revenues of oil reserves of the Company as at its effective date in respect of the reserves information therein based upon information available in respect of such reserves at the time the McDaniel Reserve Report was provided and the assumptions contained therein as to commodity prices and costs and the Company does not believe such report overstated the aggregate quantity and net present values of such reserves;
7.21	the Company has made available to McDaniel prior to the issuance of the Resource Report, for the purpose of preparing the Resource Report, all information requested by McDaniel which information did not contain any misrepresentation at its date. The Company has no knowledge of a material adverse change in any information provided to McDaniel since the date that such information was so provided. The Company has no reason to believe that the Resource Report does not reasonably present the aggregate estimated prospective resource volumes of the 49 oil and natural gas prospects that are the subject of the Contracts as at its effective date in respect of the resource information therein based upon information available in respect of such resources at the time the Resource Report was prepared and the assumptions contained therein and the Company does not believe such estimate overstated the aggregate quantity of such resources;
7.22	the Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has no reason to believe that it will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect;
7.23	except as disclosed in the Final Prospectus, (i) each of the Company and the Subsidiaries is in compliance with Environmental Laws, (ii) each of the Company and the Subsidiaries has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (iii) each of the Company and the Subsidiaries has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with

Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect;

7.24	in the ordinary course of the business of each of the Company and the Material Subsidiaries, such entities periodically review the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, taken as a whole, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); each of the Company and the Subsidiaries also conducts pre-acquisition investigations of new assets to identify potential violations of Environmental Laws, train management personnel in the recognition of and proper response to incidents of non-compliance with Environmental Laws and establish procedures for communicating such incidents to its senior management. On the basis of such review, except as set forth in the Final Prospectus, neither the Company nor any Material Subsidiary has concluded that such associated costs and liabilities would singly or in the aggregate, have a Material Adverse Effect;

7.25	neither the Company nor any Subsidiary has any outstanding liability, contingent or otherwise, and neither the Company nor any Subsidiary was a party to or bound by any agreement of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to, the obligations, liabilities (contingent or otherwise) or indebtedness of any Person other than those reflected in the Final Prospectus, the indemnification and contribution provisions in this Agreement or other liabilities in the ordinary course of business, consistent with past practice;

7.26	neither the Company nor any Subsidiary will be, at the Time of Closing, prohibited, directly or indirectly, from paying any dividends, from making any other distribution on its capital stock, shares or other securities, or from paying any interest or repaying any loans, advances or other indebtedness;

7.27	no securities commission, stock exchange or comparable authority has issued any order preventing the use of any of the Offering Documents or preventing or suspending the distribution of the Shares or the trading of securities of the Company generally and the Company is not aware of any investigation, order, inquiry or proceeding that has been commenced or which is pending, contemplated or threatened by any such authority;

7.28	the attributes of the Shares will be, at the Time of Closing, consistent in all material respects with the descriptions thereof in the Final Prospectus;

7.29	to the knowledge of the Company, CanArgo and the Selling Shareholder, other than the Agents and the Selling Firms, or as otherwise provided in this Agreement, there is no Person acting or purporting to act at the request of the Company who is entitled to any brokerage, finder’s or agency fee in connection with the distribution of the Shares;

7.30	the books and records of the Company and the Subsidiaries made available to the Agents, or their counsel or foreign counsel engaged to conduct due diligence on behalf of the Agents, in connection with their due diligence investigations for the periods from their respective dates of creation, incorporation or amalgamation, as the case may be, to the date of examination thereof are the original books and records of the Company and the Subsidiaries and contain copies of all proceedings (or certified copies thereof) of the shareholders, the board of directors and all committees of the board of directors of such entities and there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committee of the board of directors to the date of review of such books and records not reflected in such books and records other than those which have been disclosed to the Agents;

7.31	each of the Company and the Subsidiaries have properly completed and filed on a timely basis all tax returns required to be filed by them and all federal, state, provincial, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) that are or may become payable by or due from the Company or the Subsidiaries have been fully paid when due or adequate provisions have been made in respect thereof in the books and records of the Company;

7.32	PWC are independent public accountants as required under applicable laws and there has not been any disagreement (within the meaning of National Instrument 51-102 of the Canadian Securities Administrators) since December 31, 2006 with PWC in its capacity as the auditors of the Company;

7.33	as at the Time of Closing the amount of all indebtedness of the Company owing to CanArgo, together with accrued and unpaid interest, will not exceed the amount disclosed in the Final Prospectus;

7.34	to the knowledge of the Company, CanArgo and the Selling Shareholder, none of the Company’s directors or officers are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

7.35	except as disclosed in the Final Prospectus, none of the directors, officers or employees of the Company or any of its subsidiaries, no Person who owns, directly or indirectly, more than 10% of any class of securities of the Company or securities of any Person exchangeable for more than 10% of any class of securities of the Company, nor any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any material transaction or any proposed material transaction with the Company or its subsidiaries which, as the case may be, materially affects, is material to or will materially affect the Company and its subsidiaries, taken as a whole;

7.36	the Company, CanArgo and the Selling Shareholder each make the applicable representations, warranties and covenants in Schedule A hereto, which is incorporated by reference herein and forms part of this Agreement; and

7.37	in connection with the offer and sale of the Agents’ Compensation Options, the Company and its affiliates have complied with Rule 903 of Regulation S, provided that the representations and warranties of CanArgo and the Selling Shareholder in this Section 7 are only made to the extent of the actual knowledge of the Chairman of CanArgo.
8. Representations and Warranties of the Selling Shareholder
The Selling Shareholder represents and warrants to, and agrees with, the Agents that:
8.1	the Selling Shareholder has been duly formed pursuant to the Companies Law and is validly subsisting under the Companies Law and has all necessary corporate power, authority and qualifications to:
8.1.1	execute and deliver this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby and thereby and by the Final Prospectus; and

8.1.2	own and sell the Secondary Shares;
8.2	the Selling Shareholder has all requisite corporate power, capacity and authority to enter into and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by or on behalf of the Selling Shareholder. This Agreement is a valid and binding obligation of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualifications that equitable remedies (including specific performance and injunctive relief) may only be granted in the discretion of a court of competent jurisdiction and that rights of indemnity, contribution and waiver and the ability to sever unenforceable terms may be limited by applicable law;

8.3	the execution, delivery and performance by the Selling Shareholder of this Agreement:
8.3.1	does not require the consent, approval, authorization, registration or qualification of or with any court, Governmental Body or other third party, except: (i) those which have been obtained (or will be obtained prior to the Time of Closing), or (ii) those as may be required (and will be obtained prior to the Time of Closing) under applicable Securities Laws;

8.3.2	does not (or will not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with or result in a default under, or allow any other Person to exercise any rights under:

8.3.2.1	any of the terms or provisions of the constating documents or resolutions of the board of directors (or any committee thereof) or resolutions of securityholders of the Selling Shareholder; or

8.3.2.2	any Law applicable to the Selling Shareholder, or any judgment, decree, order or award of any court, Governmental Body or arbitrator having jurisdiction over any of the Selling Shareholder, of which the Selling Shareholder is aware, or any agreement, license or permit necessary for the conduct of its businesses, to which the Selling Shareholder is a party or by which its business may be affected;
provided in each case, such breach, violation, conflict, default or rights would have a Material Adverse Effect or affect the ability of the Selling Shareholder to perform its obligations under this Agreement;
8.3.3	will not, to the knowledge of the Selling Shareholder, give rise to any Lien on or with respect to the properties or assets now owned or hereafter acquired by the Selling Shareholder or the acceleration of or the maturity of any debt under any material indenture, mortgage, lease, agreement or instrument binding or affecting it or any of its properties, other than with respect to the Short-Term Loan, which is to be repaid concurrently with the Closing of the Offering as described in the Final Prospectus;
8.4	at the time of delivery of the Secondary Shares to be sold by the Selling Shareholder, the Selling Shareholder will be the lawful owner of and will have good and marketable title to the Secondary Shares, free and clear of any Liens other than those arising pursuant to this Agreement. Upon delivery of and payment for the Secondary Shares to be sold by the Selling Shareholder hereunder, good and marketable title to such Secondary Shares will pass to the purchasers thereof, free and clear of any Liens (other than as created or permitted by the Agents). Except as described in the Final Prospectus or created hereby, there are no outstanding options, warrants, rights, or other agreements or arrangements requiring the Selling Shareholder at any time to transfer any Shares to be sold pursuant to this Agreement by the Selling Shareholder;
8.5	there is not pending or, to the knowledge of the Selling Shareholder, threatened against the Selling Shareholder any action, suit or proceeding which (a) questions the validity of this Agreement or of any action taken or to be taken by the Selling Shareholder pursuant to or in connection with this Agreement or (b) is required to be disclosed in the Final Prospectus;
8.6	there is no requirement on the part of the Selling Shareholder to make any filings with, give any notice to, or obtain any consent, approval, authorization, registration, or qualification of or with any court, Governmental Body or other third party in connection with the execution and delivery of this Agreement and the completion by the Selling Shareholder of the transactions contemplated by this Agreement, except (a) those which have been obtained or will be obtained prior to the Time of Closing, or (b) those as may be required (and will be obtained prior to the Time of Closing) under applicable Securities Laws; and

8.7	except as disclosed in the Final Prospectus, there is no action, suit, investigation, arbitration or proceeding before any Regulatory Authority or Governmental Body or, to the knowledge of the Selling Shareholder by any other Person, pending, or, to the knowledge of the Selling Shareholder threatened, against or affecting the Selling Shareholder or its business which, if determined adversely to the interest of such entity, would prevent the consummation of the transactions contemplated by this Agreement and the Selling Shareholder is not aware of any existing ground on which such action, suit, investigation, arbitration or proceeding might be commenced with any reasonable likelihood of success.
9. Representations and Warranties of CanArgo
CanArgo represents and warrants to, and agrees with, the Agents that:
9.1	CanArgo has been duly incorporated and is validly existing under the Delaware General Corporation Law;
9.2	CanArgo has full legal right, power and authority to enter into this Agreement and this Agreement has been duly executed and delivered by or on behalf of CanArgo. This Agreement is a valid and binding obligation of CanArgo enforceable against such entity in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualifications that equitable remedies (including specific performance and injunctive relief) may only be granted in the discretion of a court of competent jurisdiction and that rights of indemnity, contribution and waiver and the ability to sever unenforceable terms may be limited by applicable law;
9.3	except as disclosed in the Final Prospectus, there is no action, suit, investigation, arbitration or proceeding before any Regulatory Authority or Governmental Body or, to the knowledge of CanArgo by any other Person, pending, or, to the knowledge of CanArgo threatened, against or affecting CanArgo or its business which, if determined adversely to the interest of any such entity, would prevent the consummation of the transactions contemplated by this Agreement and CanArgo is not aware of any existing ground on which such action, suit, investigation, arbitration or proceeding might be commenced with any likelihood of success;
9.4   the execution, delivery and performance by CanArgo of this Agreement:
9.4.1	does not require the consent, approval, authorization, registration or qualification of or with any court, Governmental Body or other third party, except: (a) those which have been obtained (or will be obtained prior to the Time of Closing), or (b) those as may be required (and will be obtained prior to the Time of Closing) under applicable Securities Laws;

9.4.2	does not (or will not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with or result in a default under, or allow any other Person to exercise any rights under:
9.4.2.1	any of the terms or provisions of the constating documents or resolutions of the board of directors (or any committee thereof) or resolutions of securityholders of CanArgo; or

9.4.2.2	any Law applicable to CanArgo, or any judgment, decree, order or award of any court, Governmental Body or arbitrator having jurisdiction over CanArgo, of which CanArgo is aware, or any agreement, license or permit necessary for the conduct of its business, to which CanArgo is a party or by which its business may be affected;
provided in each case, such breach, violation, conflict, default or rights would have a Material Adverse Effect or affect the ability of CanArgo to perform its obligations under this Agreement;
9.4.3	will not, to the knowledge of CanArgo, give rise to any Lien on or with respect to the properties or assets now owned or hereafter acquired by CanArgo or the acceleration of or the maturity of any debt under any material indenture, mortgage, lease, agreement or instrument binding or affecting it or any of its properties, other than with respect to the Short-Term Loan, which is to be repaid concurrently with the Closing of the Offering as described in the Final Prospectus;
9.5	all corporate actions required to be taken by or on behalf of CanArgo, including the passing of all requisite resolutions of its board of directors, necessary to carry out its obligations pursuant to this Agreement has been completed;
9.6	there is not pending or, to the knowledge of CanArgo, threatened against CanArgo any action, suit or proceeding which (a) questions the validity of this Agreement or of any action taken or to be taken by CanArgo pursuant to or in connection with this Agreement or (b) is required to be disclosed in the Final Prospectus; and
9.7	there is no requirement on the part of CanArgo to make any filings with, give any notice to, or obtain any consent, approval, authorization, registration, or qualification of or with any court, Governmental Body or other third party in connection with the execution and delivery of this Agreement and the completion by CanArgo of the transactions contemplated by this Agreement, except (a) those which have been obtained or will be obtained prior to the Time of Closing, or (b) those as may be required (and will be obtained prior to the Time of Closing) under applicable Securities Laws.

10. Covenants of the Company, CanArgo and the Selling Shareholder
10.1	The Company covenants and agrees with the Agents and the Selling Shareholder that the Company will advise the Agents and the Selling Shareholder, promptly after receiving notice thereof, of the time when the Final Prospectus and any Supplementary Material has been filed and receipts therefore have been obtained (including, in respect of the Final Prospectus, the Final MRRS Decision Document) and will provide evidence satisfactory to the Agents and the Selling Shareholder, acting reasonably, of each filing and the issuance of receipts.
10.2	Until the distribution of the Shares has been completed, the Company, CanArgo and the Selling Shareholder severally covenant and agree with the Agents, that the Company, CanArgo and the Selling Shareholder will advise the Agents, promptly after receiving notice or obtaining knowledge, of (a) the issuance by any Regulatory Authority of any order suspending or preventing the use of any of the Offering Documents; (b) the suspension of the qualification of the Shares for distribution in any of the Qualifying Jurisdictions; (c) the institution, threatening or contemplation of any proceeding for any of those purposes; or (d) any requests made by any Regulatory Authority for amendments or supplements to the Final Prospectus or for additional information, and will use their commercially reasonable efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal of the order as quickly as possible.
10.3	The Company, CanArgo and the Selling Shareholder jointly covenant and agree with each of the Agents that each of the Company, CanArgo and the Selling Shareholder will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization or manipulation of the price of the securities of the Company to facilitate the sale or resale of any of the Shares or otherwise.
10.4	The Company will apply the proceeds from the issue and sale of the Primary Shares and the Over-Allotment Shares, if any, in accordance with the disclosure set out under the heading “Use of Proceeds” in the Final Prospectus.
10.5	Each of the Company, CanArgo and the Selling Shareholder will use its commercially reasonable efforts to promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such acts, documents and things as the Agents may reasonably require from time to time for the purpose of giving effect to this Agreement and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.
11. Conditions of Closing
11.1	The obligation of the Agents to act as agents with respect to the offer and sale of the Primary Shares from the Company and the Secondary Shares from the Selling Shareholder will be subject to the following conditions, which conditions may be waived in writing in whole or in part by the Lead Agent on behalf of the Agents:

11.1.1	the Agents will have received a legal opinion from Ogier, Guernsey counsel to the Company and the Selling Shareholder, dated and delivered the Closing Date, in form and substance satisfactory to the Agents and their counsel, acting reasonably (and such counsel may rely upon opinions of local counsel where such counsel deems such reliance proper as to the laws other than the laws of Guernsey and may rely as to matters of fact, on certificates of auditors, public officials and officers of the Company and the Selling Shareholder) with respect to the following matters:
11.1.1.1	each of the Company and TKL: (a) is a corporation duly incorporated and validly existing under the laws of Guernsey, (b) is duly qualified under Guernsey law to carry on its business in each jurisdiction in which it currently carries on business, and (c) has all requisite corporate power and authority under Guernsey law to carry on its business and to own, lease and operate its property and assets, as described in the Final Prospectus, except to the extent that the failure to be so qualified does not have a material adverse impact on the business and affairs of the Company and its subsidiaries, taken as a whole;
11.1.1.2	the Selling Shareholder is a corporation duly incorporated and validly existing under the laws of Guernsey;

11.1.1.3	as to the authorized capital of the Company and TKL and as to the number of Ordinary Shares which will, upon receipt of the consideration therefor be issued and outstanding as fully paid and non-assessable Ordinary Shares as at the date of such opinion;

11.1.1.4	as to the holder of all of the outstanding shares of TKL;

11.1.1.5	the execution and filing of each of the Preliminary Prospectus and the Final Prospectus with the Securities Commissions, have been duly approved and authorized by all necessary action on the part of the Company;

11.1.1.6	the Shares have been validly authorized and issued and are outstanding as fully paid and non-assessable Ordinary Shares of the Company;

11.1.1.7	the attributes of the Ordinary Shares are consistent in all material respects with the description thereof in the Final Prospectus;

11.1.1.8	all necessary action has been taken by the board of directors of each of the Company, TKL and the Selling Shareholder to authorize the execution and delivery by each such entity of this Agreement and each other Material Agreement to which it is a party, as applicable, and the performance of their respective obligations under this Agreement and each other Material Agreement to which it is a party, as applicable, and this Agreement and each other Material Agreement to which it is a party, as applicable, has been duly executed and delivered by each of the Company, TKL and the Selling Shareholder;

11.1.1.9	each of the CEO Services Agreement and the Umbrella Management Services Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to customary exceptions and limitations relating to bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights and equitable remedies generally;

11.1.1.10	the form and terms of the certificate for the Ordinary Shares (a) have been approved and adopted by the board of directors of the Company, and (b) do not conflict with the applicable Laws of Guernsey or the constating documents of the Company;

11.1.1.11	the Company has taken all necessary corporate action to duly appoint the Transfer Agent at its principal offices in Calgary and Toronto as the transfer agent and registrar for the Ordinary Shares;

11.1.1.12	the execution and delivery of this Agreement and the fulfilment of the terms of this Agreement by the Company:
(a)	do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:
(i)	any of the terms, conditions or provisions of the constating documents or resolutions of the securityholders or board of directors, or any committee of the board of directors, of the Company; or

(ii)	any Laws of Guernsey applicable to the Company; and
(b)	to counsel’s knowledge, do not require the consent, approval, authorization, registration or qualification of or with any court, Governmental Body or other third party under Guernsey law or regulation (other than those that have been obtained);
11.1.1.13	the execution and delivery of this Agreement and the fulfilment of the terms of this Agreement by the Selling Shareholder:
(a)	do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:
(i)	any of the terms, conditions or provisions of the constating documents or resolutions of the securityholders or the board of directors, or any committee of the board of directors, of the Selling Shareholder; or

(ii)	any Laws of Guernsey applicable to the Selling Shareholder; and
(b)	to counsel’s knowledge, do not require the consent, approval, authorization, registration or qualification of or with any court, Governmental Body or other third party under Guernsey law or regulation (other than those that have been obtained); and
11.1.1.14	the statements in the section in the Final Prospectus entitled “Guernsey Taxation Considerations for Shareholders not Resident in Guernsey”, to the extent that such statements are statements as to matters of the laws of Guernsey, are correct in all material respects;
11.1.2	the Agents will have received a legal opinion from Denton Wilde Sapte, Kazakhstan counsel to the Company, dated and delivered the Closing Date, in form and substance satisfactory to the Agents and their counsel, acting reasonably (and such counsel may rely as to matters of fact, on certificates of auditors, public officials and officers of the Company and its Subsidiaries) with respect to the following matters:
11.1.2.1	each of BNM, TMG, Kul-Bas and TSK: (a) is a limited liability partnership duly formed and validly existing under the laws of the Kazakhstan, (b) is duly qualified to carry on its business in each jurisdiction in which it currently carries on business, and (c) has all requisite power and authority to carry on its business and to own, lease and operate its property and assets, as described in the Final Prospectus, except to the extent that the failure to be so qualified does not have a material adverse impact on the business and affairs of the Company and its subsidiaries, taken as a whole;

11.1.2.2	all necessary action has been taken by each of BNM and Kul-Bas to authorize the execution and delivery by each such entity of the Contracts to which it is a party, as applicable, and the performance of their respective obligations under the Contracts to which each is a party, as applicable;

11.1.2.3	the statements in the section in the Final Prospectus entitled “Risk Factors Related to the Republic of Kazakhstan – Taxation Risks and Issues”, to the extent that such statements are statements as to matters of the laws of Kazakhstan, are correct in all material respects;
11.1.3	the Agents will have received a due diligence report from Denton Wilde Sapte dated not more than 21 days prior to the Closing Date, substantially in the form provided in the due diligence report of such firm dated May 2007, providing affirmative confirmation regarding the status and validity of the Contracts as at the date of such report;

11.1.4	the Agents will have received a legal opinion from Satterlee Stephens Burke & Burke LLP, U.S. counsel to CanArgo, dated and delivered the Closing Date, in form and substance satisfactory to the Agents and their counsel, acting reasonably (and such counsel may rely as to matters of fact, on certificates of auditors, public officials and officers of CanArgo) with respect to the following matters:
11.1.4.1	CanArgo is a corporation validly existing under the laws of the State of Delaware;

11.1.4.2	the execution by CanArgo and the filing with the Securities Commissions of each of the Preliminary Prospectus and the Final Prospectus, have been duly approved and authorized by all necessary action on the part of CanArgo;

11.1.4.3	all necessary action has been taken by the board of directors of CanArgo to authorize the execution and delivery by it of this Agreement and the performance of its obligations under this Agreement, and this Agreement has been duly executed and delivered by CanArgo;
11.1.5	the Agents will have received a legal opinion from Borden Ladner Gervais LLP, Canadian counsel to the Company, CanArgo and the Selling Shareholder, dated and delivered the Closing Date, in form and substance satisfactory to the Agents and their counsel, acting reasonably (and such counsel may rely upon opinions of local counsel where such counsel deems such reliance proper as to the laws other than Canada, British Columbia, Alberta and Ontario and may rely, as to matters of fact, on certificates of auditors, public officials and officers of the Company, CanArgo and the Selling Shareholder) with respect to the following matters:
11.1.5.1	all necessary documents have been filed, all requisite proceedings have been taken and all necessary approvals, permits, consents and authorizations have been obtained by the Company under the laws of each of the Qualifying Jurisdictions in order to qualify the distribution of the Shares through investment dealers or brokers who are registered under applicable legislation of the Qualifying Jurisdictions and who have complied with the relevant provisions of such applicable legislation, and to distribute the Agents’ Compensation Options to the Agent;

11.1.5.2	no filing, proceeding, approval, consent or authorization is required to be made, taken or obtained by the Company under Applicable Securities Laws to permit the issuance by the Company of the Option Shares;

11.1.5.3	as to the first trade of the Option Shares by the holders thereof;

11.1.5.4	the TSX has conditionally approved the listing of the Shares and the Option Shares, subject to the satisfaction of the Standard Listing Conditions;

11.1.5.5	the form and terms of the certificate for the Ordinary Shares comply with the applicable requirements of the TSX;

11.1.5.6	the Shares will be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans (the “Plans”) and for trusts governed by registered education savings plans;

11.1.5.7	the confirmation of the opinion in the Final Prospectus entitled “Canadian Federal Income Tax Considerations”;

11.1.5.8	the Company is a reporting issuer or its equivalent in each of the Qualifying Jurisdictions in which such concept exists, and is not in default of the requirements of the Securities Laws of such Qualifying Jurisdictions; and

11.1.5.9	assuming the due authorization, execution and delivery of this Agreement by each of the Company, the Selling Shareholder and CanArgo, this Agreement constitutes a legal, valid and binding obligation of each of the Company, the Selling Shareholder and CanArgo enforceable against each such entity in accordance with its terms, subject to customary exceptions and limitations relating to bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights and equitable remedies generally and subject to customary limitations in respect of the rights of indemnity and contribution contained in the Agreement.
11.1.6	if any of the Offered Shares are to be sold in the United States, the Agents will have received an opinion, in form and substance acceptable to the Agents and their counsel, Dorsey & Whitney LLP, acting reasonably, to the effect that the offer, sale and delivery of the Offered Shares in the United States does not require registration under the U.S. Securities Act;

11.1.7	the Agents will have received from their counsel, Blake, Cassels & Graydon LLP, a legal opinion dated and delivered the Closing Date, in form and substance satisfactory to the Agents, with respect to those matters as the Agents may reasonably require relating to the distribution of the Shares. In connection with that opinion, counsel to the Agents may rely on the opinions of counsel to the Company and the Selling Shareholder, any underlying certificates and, with respect to matters governed by the laws of jurisdictions other than the Province of Alberta, on the opinions of local counsel to the Company;

11.1.8	the Agents will have received certificates dated the Closing Date signed by those senior officers of the Company as may be acceptable to the Agents, acting reasonably, in form and content satisfactory to the Agents, acting reasonably, with respect to:
11.1.8.1	the constating documents of the Company;

11.1.8.2	the resolutions of the board of directors of the Company relevant to the issue and sale of the Shares, listing of the Shares on the TSX, appointment of the Transfer Agent, approval of the form of certificate representing the Ordinary Shares, the execution of this Agreement and each of the Material Agreements and matters ancillary thereto; and

11.1.8.3	the incumbency and signatures of signing officers of the Company;
11.1.9	the Agents will have received certificates dated the Closing Date signed by those senior officers of CanArgo and the Selling Shareholder, as may be acceptable to the Agents, acting reasonably, in form and content satisfactory to the Agents, acting reasonably, with respect to:
11.1.9.1	the resolutions of the board of directors of CanArgo and the Selling Shareholder relevant to the sale of the Secondary Shares and the execution of this Agreement; and

11.1.9.2	the incumbency and signatures of signing officers of each of CanArgo and the Selling Shareholder;
11.1.10	the Agents will have received from PWC a comfort letter, dated the Closing Date, in form and substance satisfactory to the Agents, acting reasonably, bringing forward to the date which is two Business Days prior to the Closing Date the information contained in the comfort letter referred to in Section 4.3.4;
11.1.11	the Company will have delivered to the Agents, at the Time of Closing, a certificate dated the Closing Date addressed to the Agents and signed by the

President and Chief Executive Officer of the Company and the Chief Financial Officer of the Company, certifying for and on behalf of the Company, after having made due inquiries, with respect to the following matters:
11.1.11.1	the Company has complied with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Time of Closing, except to the extent that the same have been waived by the Agents pursuant hereto;

11.1.11.2	the representations and warranties of the Company contained in this Agreement, and in any certificates of the Company delivered pursuant to or in connection with this Agreement, are true and correct as at the Time of Closing, with the same force and effect as if made on and as at the Time of Closing, after giving effect to the transactions contemplated by this Agreement;

11.1.11.3	no order, ruling or determination having the effect of ceasing the trading or suspending the sale of the Shares has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority; and

11.1.11.4	as to such other matters as the Agents may reasonably request;
and all of those matters will in fact be true and correct as at the Time of Closing;

11.1.12	each of CanArgo and the Selling Shareholder, as applicable, will have delivered to the Agents, at the Time of Closing, a certificate dated the Closing Date addressed to the Agents and signed by two authorized officers of each of CanArgo and the Selling Shareholder, respectively, certifying for and on behalf of CanArgo and the Selling Shareholder, as applicable, after having made due inquiries, with respect to the following matters:
11.1.12.1	each of CanArgo and the Selling Shareholder, as applicable, has complied with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Time of Closing, except to the extent that the same have been waived by the Agents pursuant hereto;

11.1.12.2	the representations and warranties of each of CanArgo and the Selling Shareholder, as applicable, contained in this Agreement, and in any certificates of CanArgo and the Selling Shareholder, as applicable, delivered pursuant to or in connection with this Agreement, are true and correct as at the Time of Closing, with the same force and effect as if made on and as at the Time of Closing, after giving effect to the transactions contemplated by this Agreement;

11.1.12.3	no order, ruling or determination having the effect of ceasing the trading or suspending the sale of the Offered Shares has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority; and

11.1.12.4	as to such other matters as the Agents may reasonably request;
and all of those matters will in fact be true and correct as at the Time of Closing;

11.1.13	all actions required to be taken by or on behalf of the Company, including the passing of all requisite resolutions of the board of directors of the Company and all requisite filings with Governmental Bodies and Regulatory Authorities will have occurred at or prior to the Time of Closing so as to validly authorize the execution and filing of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material;

11.1.14	all actions required to be taken by or on behalf of each of CanArgo and the Selling Shareholder, including the passing of all requisite resolutions and all requisite filings with any Governmental Body or other third party will have occurred at or prior to the Time of Closing;

11.1.15	the Shares will have been listed on the TSX effective as of the Closing Date, subject only to the Standard Listing Conditions, and the Option Shares will have been approved for listing upon their exercise, subject only to the Standard Listing Conditions; and

11.1.16	the Agents will have received such other certificates, opinions, agreements, materials or documents in form and substance satisfactory to the Agents and the Agents’ counsel as the Agents and the Agents’ counsel may reasonably request.
11.2	In the event that Over-Allotment Option is exercised in accordance with its terms:
11.2.1	the Company will, at or prior to Over-Allotment Closing Time, deliver to the Lead Agent, acting on behalf of the Agents, that number of Over-Allotment Shares in respect of which the Agents are exercising the Over-Allotment Option and the Agents will become obligated to offer for sale from the Company such number of Over-Allotment Shares; and

11.2.2	the Agents will have received such certificates, opinions, agreements, materials or documents set out in Section 11.1 in form and substance satisfactory to the Agents and their counsel, as the Agents or their counsel may reasonably request.
12. Closing
12.1	The closing of the purchase and sale of the Offered Shares will be completed at the Time of Closing at the offices of Borden Ladner Gervais LLP in Calgary, Alberta, or at any

other place determined in writing by the Company, CanArgo, the Selling Shareholder and the Agents. For the avoidance of doubt, the Agents, the Company and the Selling Shareholder can arrange for additional closings after the completion of the initial Closing, in which case the conditions set forth in Section 11 and the deliveries contemplated in this Section 12 shall apply to each of the initial Closing and such subsequent Closings.

12.2	The Company and the Selling Shareholder will deliver to the Lead Agent one or more definitive certificates representing in aggregate the Offered Shares and one or more certificates representing in aggregate the Agents’ Compensation Options, registered in such name or names as the Lead Agent shall notify the Company and the Selling Shareholder in writing not less than 48 hours prior to the Time of Closing.

12.3	Delivery of the Offered Shares and the Agents’ Compensation Options pursuant to Section 12.2 above will be made against payment by the Agents of the purchase price for the Offered Shares, net of the Agency Fee and the Agents’ expenses payable by the Company and the Selling Shareholder pursuant to Section 16, by wire transfers of immediately available (same day) funds to: (a) in the case of the Company, such account of the Company as the Company shall direct, and (b) in the case of the Selling Shareholder, such account of the Selling Shareholder as the Selling Shareholder shall direct. The directions referred to in this Section 12.3 shall be delivered to the Lead Agent on behalf of the Agents in writing not less than 48 hours prior to the Time of Closing.

12.4	At or prior to the Time of Closing, the Agents shall have received all of the certificates, opinions, agreements, materials or other documents specified in Section 11.1. Such certificates, opinions, agreements, materials and other documents, and the securities and purchase price specified in Section 12.3 may be delivered prior to the Time of Closing and held in escrow, to be released upon the conditions agreed among the Agents, the Company, CanArgo and the Selling Shareholder.
13. Restrictions on Further Issues or Sales
13.1	During the period commencing on the date of this Agreement and ending on the day which is 90 days following the Closing Date, the Company will not, and will cause its subsidiaries not to, directly or indirectly, without the prior written consent of the Lead Agent (which consent will not be unreasonably withheld), directly or indirectly issue, sell, offer, grant an option or right in respect of, or otherwise dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for any Ordinary Shares, or announce any intention to effect the foregoing, other than: (a) the sale of Primary Shares and Over-Allotment Shares, if any, pursuant to this Agreement, (b) the grant or exercise of stock options and other similar issuances pursuant to the Option Plan, (c) the issue of Ordinary Shares upon exercise of the Agents’ Compensation Options and other convertible securities, warrants or options outstanding prior to the Closing Date, (d) the issue of Ordinary Shares pursuant to obligations disclosed in the Final Prospectus, and (e) the issue of Ordinary Shares or other equity securities of the Company as consideration for the acquisition of oil and natural gas properties or shares of companies in the energy industry in compliance with applicable Securities Laws and the rules and policies of applicable Regulatory Authorities.
14. Indemnification
14.1	The Company will (subject to Section 14.4 and Section 15) protect, hold harmless and indemnify each of the Agents and their respective affiliates and their respective directors, officers, employees, shareholders and agents (collectively, the “Indemnified Parties” and individually an “Indemnified Party”) from and against all losses (other than losses of profit in connection with the distribution of the Offered Shares), claims, damages, liabilities, costs and expenses, including, without limitation, all amounts paid to settle actions or satisfy judgments or awards and all reasonable legal fees and expenses (collectively, a “Claim”) caused by or arising directly or indirectly by reason of:
14.1.1	any breach of or default under any representation, warranty, covenant or agreement of the Company in this Agreement or any other document or certificate to be delivered by the Company pursuant hereto or the failure of the Company to comply with any of its obligations hereunder or thereunder;

14.1.2	any information or statement (except for any information or statement relating solely to the Agents or any of them and furnished by the Agents specifically for use in such documents) contained in any of the Offering Documents being or being alleged to be a misrepresentation or untrue or any omission or alleged omission to state in those documents any material fact (except for any information and statements relating solely to the Agents or any of them, and furnished by them specifically for use in such document) required to be stated in those documents or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

14.1.3	any statement (except for matters relating solely to the Agents or any of them, and furnished by them specifically for use in such statements) contained in any information or documents filed by or on behalf of the Company with the Securities Commissions in compliance, or intended compliance, with the Securities Laws until the date on which the distribution of Offered Shares is completed, which at the time and in the light of the circumstances in which it was made contained or is alleged to have contained a misrepresentation or was untrue, false or misleading;

14.1.4	any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange or by any other competent authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating solely to the Agents or any of them and furnished by them specifically for use in such document) contained in any of the Offering Documents, preventing or restricting the trading in or the sale or distribution of the Shares; or

14.1.5	the Company not complying with any requirement of any Securities Laws or applicable provision of U.S. Securities Laws (except where such non-compliance results solely from the actions of the Agents or their affiliates or representatives);
and will reimburse the Indemnified Parties for all reasonable costs, charges and expenses, as incurred, which any of them may pay or incur in connection with investigating or disputing any Claim or action related thereto. This indemnity will be in addition to any liability which the Company may otherwise have.

14.2	Each of CanArgo and the Selling Shareholder will jointly and severally protect, hold harmless and indemnify each of the Indemnified Parties from and against all Claims caused by or arising directly or indirectly by reason of:
14.2.1	any breach of or default under any representation, warranty, covenant or agreement of CanArgo or the Selling Shareholder in this Agreement or any other document or certificate to be delivered by CanArgo or the Selling Shareholder pursuant hereto or the failure of CanArgo or the Selling Shareholder to comply with any of its obligations hereunder or thereunder;

14.2.2	any information or statement contained in any of the Offering Documents (except any information or statement relating solely to the Agents or any of them and furnished by the Agents specifically for use in such documents) being or being alleged to be a misrepresentation or untrue or any omission or alleged omission to state in those documents any material fact required to be stated in those documents or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

14.2.3	any statement (except any information or statement relating solely to the Agents or any of them and furnished by the Agents specifically for use in such documents) contained in any information or documents filed by or on behalf of the Company with the Securities Commissions in compliance, or intended compliance, with the Securities Laws which at the time and in the light of the circumstances in which it was made contained or is alleged to have contained a misrepresentation or was untrue, false or misleading;

14.2.4	any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange or by any other competent authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation contained in any of the Offering Documents, preventing or restricting the distribution of or trading in the Shares; or

14.2.5	CanArgo or the Selling Shareholder not complying with any requirement of any Securities Laws or applicable provision of U.S. Securities Laws (except where such non-compliance results solely from the actions of the Agents or their affiliates or representatives);

and will reimburse the Indemnified Parties for all reasonable costs, charges and expenses, as incurred, which any of them may pay or incur in connection with investigating or disputing any Claim or action related thereto, provided that the liability of CanArgo and the Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds, after payment of the Agency Fee relating thereto, from the sale of the Offered Shares under the terms of this Agreement. This indemnity will be in addition to any liability which CanArgo or the Selling Shareholder may otherwise have.

14.3	If any Claim contemplated by Sections 14.1 or 14.2 is asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this section comes to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned will notify in writing the applicable indemnifying parties hereunder (collectively, the “Indemnifying Parties” and individually an “Indemnifying Party”), as soon as reasonably practicable, of the nature of the Claim (provided that any failure to so notify in respect of any potential Claim will not, subject to the following, affect the liability of the Indemnifying Parties under this section and provided further that any failure to so notify in respect of any actual Claim will affect the liability of the Indemnifying Parties under this section only to the extent that an Indemnifying Party is prejudiced by such failure). The Indemnifying Parties will, subject to the following, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce the Claim; provided that the defence will be through legal counsel selected by the Indemnifying Parties and acceptable to the Indemnified Party, acting reasonably, and no admission of liability will be made by the Indemnifying Parties or the Indemnified Party without, in each case, the prior written consent of all the Indemnified Parties affected and the Indemnifying Parties, in each case, which consent will not be unreasonably withheld. An Indemnified Party will have the right to employ separate counsel in any such suit and participate in its defence but the fees and expenses of that counsel will be at the expense of the Indemnified Party unless:
14.3.1	the Indemnifying Parties fail to assume the defence of the suit on behalf of the Indemnified Party within ten days of receiving notice of the suit;

14.3.2	the employment of that counsel has been authorized by the Indemnifying Parties; or

14.3.3	the named parties to the suit (including any added or third parties) include the Indemnified Party and any of the Indemnifying Parties and the Indemnified Party has been advised in writing by counsel that there are legal defences available to the Indemnified Parties that are different or in addition to those available to the Indemnifying Parties or that representation of the Indemnified Party by counsel for the Indemnifying Parties is inappropriate as a result of the potential or actual conflicting interests of those represented;
(in each of clauses 14.3.1, 14.3.2 or 14.3.3, the Indemnifying Parties will not have the right to assume the defence of the suit on behalf of the Indemnified Party, but the Indemnifying Parties will be liable to pay the reasonable fees and expenses of separate counsel for all Indemnified Parties and, in addition, of local counsel in each applicable jurisdiction). Notwithstanding the foregoing, no settlement may be made by an Indemnified Party without the prior written consent of the Indemnifying Parties, which consent will not be unreasonably withheld.
14.4	The rights of indemnity contained in subsections 14.1 and 14.2 will not enure to the benefit of the Agents if the provisions of Sections 4 and 5 have been complied with and the Person asserting any claim contemplated by subsections 14.1 and 14.2 was not provided with a copy of the Final Prospectus, the U.S. Placement Memorandum or Supplementary Material, as the case may be, which corrects any untrue statement or information, misrepresentation (for the purposes of Securities Laws or any of them) or omission which is the basis of the Claim and which is required under Securities Laws or U.S. Securities Laws to be delivered to that Person by the Agents or the Selling Firms (if any).

14.5	The Indemnifying Parties waive any right they may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or to claim payment from any other Person before claiming under the indemnity provided for in this Section 14. It is not necessary for an Indemnified Party to incur expense or make payment before enforcing such indemnity.

14.6	The Indemnifying Parties hereby acknowledge and agree that, with respect to Sections 14 and 15 of this Agreement, the Agents are contracting on their own behalf and as agents for their affiliates, directors, officers, employees, shareholders and agents and their respective affiliates, directors, officers, employees, shareholders and agents (collectively, the “Beneficiaries”). In this regard, each of the Agents will act as trustee for the Beneficiaries of the covenants of the Indemnifying Parties under Sections 14 and 15 of this Agreement with respect to the Beneficiaries and accepts these trusts and will hold and enforce those covenants on behalf of the Beneficiaries.

14.7	If any Claim is brought in connection with the transactions contemplated by this Agreement and any of the Agents is required to testify in connection therewith or is required to respond to procedures designed to discover information relating thereto, the reasonable fees of the Agents at the normal per diem rate for its directors, officers, employees and agents involved in preparation for, and attendance at, such proceedings or in so responding and any other reasonable costs and out-of-pocket expenses incurred by it in connection therewith will be paid by the Indemnifying Parties as they are incurred.

14.8	The obligations under Sections 14 and 15 shall apply whether or not the transactions contemplated by this Agreement are completed and shall survive the completion of the transactions contemplated under this Agreement and the termination of this Agreement.

14.9	No Indemnified Party shall have the right to recover any amount from an Indemnifying Party if such Indemnified Party’s claim has been satisfied by another Indemnified Party.

15.	Right of Contribution

15.1	In order to provide for just and equitable contribution in circumstances in which an indemnity provided in Section 14 of this Agreement would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, the Indemnified Parties and the Indemnifying Parties, as the case may be, will contribute to the aggregate of all claims, damages, liabilities, costs and expenses and all losses (other than losses of profits in connection with the distribution of the Shares) of the nature contemplated in Section 14 of this Agreement:
15.1.1	in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Parties on the one hand and any Indemnified Party on the other hand, from, in the case of the Indemnifying Parties, the distribution of the Shares and, in the case of the Indemnified Parties, the distribution of the Shares; or

15.1.2	if the allocation provided by clause 15.1.1 above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 15.1.1 above but also the relative fault of the Indemnifying Parties on the one hand and the Agents on the other hand, in connection with the matters or things referred to in Sections 14.1 and 14.2 which resulted in such Claims, as well as any other relevant equitable considerations;
provided that the Indemnified Parties shall not in any event be liable to contribute, in the aggregate, any amount in excess of the total fee or any portion thereof actually received by them pursuant to this Agreement. The relative benefits received by the Indemnifying Parties on the one hand and the Indemnified Parties on the other shall be deemed to be in the same ratio as the total proceeds from the distribution of the Shares received by the Indemnifying Parties is to the Agents’ total fee received by the Agents pursuant to this Agreement. For greater certainty, solely as between the Company and the Selling Shareholder, the relative benefits received by each shall reflect gross proceeds received, in the case of the Company from the sale of the Primary Shares and the Over-Allotment Shares, if any, and in the case of the Selling Shareholder, from the sale of the Secondary Shares. The relative fault of the Indemnifying Parties on the one hand and of the Agents on the other hand shall be determined by reference to, among other things, whether the matters or things referred to in Sections 14.1 and 14.2 which resulted in such Claims relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Indemnifying Parties, or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Agents and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Sections 14.1 and 14.2. The parties agree that it would not be just and equitable if contribution pursuant to this Section 15.1 were determined by any method of allocation that does not take into account the equitable considerations referred to above in this Section 15.1.

15.2	For greater certainty, the Indemnifying Parties will not have any obligation to contribute pursuant to this Section 15 in respect of any Claim except to the extent the indemnity given by them in Section 14 of this Agreement would have been applicable to that Claim in accordance with its terms, had that indemnity been found to be enforceable and available to the Indemnified Parties.

15.3	The rights to contribution provided in this section will be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law, provided that Sections 15.1 and 15.2 will apply, mutatis mutandis, in respect of that other right.

15.4	No party who has engaged in any fraud, wilful default, fraudulent misrepresentation, negligence, wilful misconduct or reckless disregard will be entitled to claim indemnity under Section 14.1 or 14.2 or contribution under Section 15.1 from any Person who has not engaged in that fraud, wilful default, fraudulent misrepresentation, negligence, wilful misconduct or reckless disregard.

16.	Fees

16.1	In consideration of the services to be rendered by the Agents in connection with the purchase and sale of the Shares, the Agents shall be paid at the Time of Closing, a cash fee equal to 6.00% (exclusive of federal goods and services tax, if applicable) of the purchase price for each of the Share placed by the Agents, or US$0.165 per Share (the “Agency Fee”) to be paid from the gross proceeds of the sale of the Shares placed by the Agents. The obligations of the Company and the Selling Shareholder to pay the Agency Fee shall arise at the Time of Closing and the Agency Fee shall be fully earned by the Agents at that time.

16.2	As further consideration for the services rendered by the Agents, the Company shall issue to the Lead Agent and Haywood Securities Inc. Ordinary Share purchase options, each such option entitling the holder to purchase one Ordinary Share at an exercise price of US$2.75 per share for a period of 18 months from the date of issuance of the Primary Shares under this Agreement (the “Agents’ Compensation Options”), such Agents’ Compensation Options to be substantially in the form set forth in Schedule B hereto. The number of Agents’ Compensation Options to be issued to the Lead Agent and Haywood Securities Inc. shall be 3.0% and 0.625%, respectively, of the aggregate number of Primary Shares and Over-Allotment Shares sold hereunder.

16.3	The Agents among themselves agree that the allocation of the Agency Fee paid to the Agents shall be:

Jennings Capital Inc.	60.0%

Tristone Capital Inc.	27.5%

Haywood Securities Inc.	12.5%

17.	Expenses

17.1	Whether or not the purchase and sale of the Shares pursuant to this Agreement is completed, the Company and the Selling Shareholder shall be severally liable (in proportion to the number of Primary Shares and the Over-Allotment Shares, if any, and Secondary Shares sold by each under this Agreement) for all expenses of or incidental to the purchase, sale, delivery and distribution of the Shares and of or incidental to all matters in connection with the transactions set out in this Agreement including, without limitation:
17.1.1	reasonable fees, expenses and disbursements of the Agents’ counsel and the out-of-pocket expenses reasonably incurred by or on behalf of the Agents including, without limitation, any advertising, printing, courier, telecommunications, data search, roadshow presentations, travel or other expenses, provided that the Lead Agent shall provide the Company with an estimate of such expenses and seek the approval of the Company if such costs appear likely to exceed $150,000, and the Company and Selling Shareholder shall be liable for such expenses over $150,000 if they are reasonable and associated with the Agents’ services and obligations under this Agreement;

17.1.2	fees and expenses payable in connection with the qualification for distribution of the Shares under applicable Securities Laws and the listing of the Shares on the TSX;

17.1.3	the fees and expenses of the auditors of the Company, and Canadian and foreign counsel to the Company, CanArgo and the Selling Shareholder;

17.1.4	all costs incurred in connection with the preparation, filing and printing of the Offering Documents and any Offered Share certification costs; and

17.1.5	all fees and expenses of the Transfer Agent and CDS;
including Canadian federal goods and services tax and provincial sales tax eligible in respect of any of the foregoing.

18.	All Terms to be Conditions

18.1	The Company, CanArgo and the Selling Shareholder agree that the conditions contained in Section 11 of this Agreement will be complied with insofar as they relate to acts to be performed or caused to be performed by the Company, CanArgo and the Selling Shareholder, as applicable, and that each will use its best efforts to cause all of those conditions to be complied with insofar as they relate to acts to be performed or caused to be performed by the Company, CanArgo and the Selling Shareholder. Each certificate required to be provided in accordance with the terms of this Agreement, signed by any officer or officers of the Company, CanArgo or the Selling Shareholder and delivered to the Agents or the Agents’ counsel, will constitute a representation and warranty by the Company, CanArgo or the Selling Shareholder, as the case may be, to each of the Agents as to the matters covered thereby. All representations, warranties, covenants and other terms of this Agreement will be and will be deemed to be conditions, and any breach or failure to comply with any of them or any of the conditions set out in Section 11 will entitle each of the Agents to terminate its obligation to offer the Shares, by written notice to that effect given to the Company, CanArgo and the Selling Shareholder at or prior to the Time of Closing. It is understood that the Agents may waive, in whole or in part, or extend the time for compliance with, any of those terms and conditions without prejudice to the rights of the Agents in respect of any of those terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Agents any such waiver or extension must be in writing.

19.	Termination by Agents in Certain Events

19.1	Each Agent will also be entitled to terminate its obligation to purchase the Offered Shares by written notice to that effect given to the Company and the Selling Shareholder at or prior to the Time of Closing if:
19.1.1	any inquiry, action, suit, investigation or other proceeding (whether formal or informal) in relation to the Company, or the Selling Shareholder, is instituted or threatened or announced or any order is made by any Governmental Body having jurisdiction over the Company (other than an inquiry, action, suit, investigation or proceeding or order based solely upon the activities or alleged activities of the Agents or the Selling Firms), which has not been rescinded, revoked or withdrawn and which, in the opinion of that Agent, acting reasonably, operates to prevent or materially restrict the distribution of the Shares in any of the Qualifying Jurisdictions or Other Jurisdictions or would prevent or materially restrict the distribution of the Shares under this Agreement or would prevent or materially restrict trading in the Shares or would reasonably be expected to have a Material Adverse Effect or to materially adversely effect the market price or value of the Shares or any of them;

19.1.2	there should occur any material change or any change in any material fact or other change, event, development or fact such as is contemplated in Section 5 hereof, which, in the opinion of that Agent, acting reasonably, results or would reasonably be expected to result in the purchasers of a material number of Offered Shares exercising their right under applicable legislation to withdraw or rescind from their purchase thereof or sue for damages in respect thereof or would reasonably be expected to have a Material Adverse Effect or to materially adversely effect the market price or value of the Shares or any of them;

19.1.3	the state of the financial markets in Canada or the United States becomes such that, in the opinion of that Agent, acting reasonably, the Shares cannot be marketed profitably;

19.1.4	there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any Law or regulation which, in the opinion of that Agent, acting reasonably, seriously adversely affects or may seriously adversely affect the financial markets in Canada, the United States or the Other Jurisdictions or the business, operations or affairs of the Company and its subsidiaries, taken as a whole, or the market price, value or marketability of the Offered Shares or any of them;

19.1.5	the Agent shall become aware, whether as a result of its due diligence review of the Company, and the Subsidiaries, or otherwise, of any adverse material change or adverse material fact, as determined by the Agent in its sole discretion, with respect to the Company, the distribution of the Shares or the matters contemplated by this Agreement which had not been publicly disclosed or disclosed in writing to the Agent prior to the date of this Agreement; or

19.1.6	the Company, CanArgo or the Selling Shareholder shall be in breach or default under or non-compliance with any material representation, warranty, term or condition of this Agreement.
19.2	If this Agreement is terminated by any of the Agents pursuant to Section 19.1 of this Agreement or is terminated pursuant to Section 19.4 of this Agreement, there will be no further liability on the part of that Agent or of the Company, CanArgo or the Selling Shareholder to that Agent, except in respect of any liability which may have arisen or may later arise under Sections 14, 15, 17 and 18 of this Agreement.

19.3	The right of the Agents or any of them to terminate their respective obligations under this Agreement is in addition to all other remedies they may have in respect of any default, act or failure to act of the Company, CanArgo or the Selling Shareholder in respect of any of the matters contemplated by this Agreement. A notice of termination given by one Agent under this Section 19 will not be binding upon the other Agents who have not also executed such notice.

19.4	The offerings provided hereunder shall be discontinued, and the parties’ obligations under this Agreement shall be terminated (subject to Section 19.2 of this Agreement) if the minimum subscription amount of US$24,999,999.75 has not been subscribed for prior to the date that is 90 days following the date on which the Final MRRS Decision Document is issued.

20.	Over-Allotment

20.1	In connection with the distribution of the Offered Shares, the Agents and the Selling Firms (if any) may over-allot or effect transactions which stabilize or maintain the market price of the Offered Shares at levels above those which might otherwise prevail in the open market, in compliance with Securities Laws. Those stabilizing transactions, if any, may be discontinued at any time.

21.	Further Transactions

21.1	The Company grants to the Lead Agent the right of first refusal to act as its sole and exclusive agent (in respect of a best efforts offering), or its sole and exclusive underwriter (in respect of an underwritten or bought deal offering), as the case may be, subject to Section 21.1.6, with respect to any private placement or distribution to the public, if any, of any equity securities of the Company (including without limitation, special warrants) for a period of 12 months following the Closing Date. The right of first refusal shall be subject to the following terms:
21.1.1	in the event the Company proposes to conduct a private placement or a distribution to the public of any of the Company’s equity securities or in the event the Company receives a binding proposal (or a proposal which would be binding and enforceable if it were executed and delivered by the parties thereto) from a registered Canadian or American investment dealer or dealers, other than the Lead Agent (collectively, a “Dealer”), pursuant to which a Dealer agrees or offers to act as the Company’s agent or underwriter to conduct a private placement or a distribution to the public of any of the Company’s securities, whether on an agency, underwritten or bought-deal basis, the Company shall forthwith provide written notice (the “Notice”) thereof to the Lead Agent;

21.1.2	the Notice shall contain the terms and conditions pursuant to which the Company proposes to make the offering or the Dealer has proposed to act as the Company’s agent or underwriter, including the consideration proposed to be paid to a Dealer for its services and the consideration to be received by the Company for its securities, if known;

21.1.3	the Lead Agent shall have a period of two business days after receipt of the Notice (the “Notice Period”) from the Company to elect in writing to act as agent or underwriter, as the case may be, on behalf of the Company on the terms and conditions contained in the Notice (provided that, notwithstanding the terms and conditions contained in the Notice, in the event that the Lead Agent elects in writing to act as agent or underwriter, as the case may be, the Lead Agent shall be entitled to not less than 50% of the aggregate syndicate position of said private placement or distribution to the public) and, if the Lead Agent so elects, the Company hereby agrees to engage the Lead Agent to conduct the said private placement or distribution to the public as its agent or underwriter, as the case may be;

21.1.4	if the Lead Agent declines or fails to elect within the Notice Period to conduct the private placement or distribution to the public as agent or underwriter on behalf of the Company on the terms and conditions set out in the Notice, the Company shall be entitled for a period of 60 days beginning upon the expiry of the Notice Period, to engage a Dealer on substantially the same terms and conditions as set forth in the Notice. Upon expiry of such 60 day period, or in the event that such terms and conditions of the proposed offering, or proposal from the Dealer, as the case may be, change materially, the Company shall not be entitled to enter an engagement or agreement with another dealer, or the Dealer, as the case may be, without again complying with Section 21.1.1 to 21.1.4 inclusive, mutatis mutandis;

21.1.5	in the event that the Company does not engage the Lead Agent or the Dealer in connection with the proposed private placement or distribution to the public in accordance with the foregoing, the provisions of this Section 21 shall apply to the next proposal by a dealer, mutatis mutandis; and

21.1.6	in the event the Lead Agent elects in writing to act as agent or underwriter to the Company pursuant to Section 21.1.3, the Lead Agent may enter into arrangements with other investment dealers registered to sell securities in the jurisdictions in which said private placement or distribution to the public is to be conducted, at no additional cost to the Company, whereby such other investment dealers will be permitted to solicit subscriptions with respect to the said private placement or distribution. The arrangement between the Lead Agent and such investment dealers shall be on such terms and subject to such conditions as the Lead Agent may deem appropriate.
22.	Notice

22.1	Any notice or other communication required or permitted to be given under this Agreement will be in writing and will be delivered to:

(a)	in the case of the Company:	P.O. Box 524
St. Peter Port
Suite 3, Borough House, Rue du Pre
Guernsey, GY1 6EL, Channel Islands
Attention: Chief Executive Officer
Facsimile No.: +44 1481 729982

	with a copy to:	Borden Ladner Gervais LLP
Scotia Plaza, 40 King Street West
Toronto, ON M5H 3Y4
Attention: Philippe Tardif
Facsimile No.: (416) 361-2559

(b)	in the case of CanArgo or the Selling Shareholder:	P.O. Box 291 St. Peter Port Guernsey, GY1 3RR, Channel Islands Attention: Vincent McDonnell Facsimile No.: +44 1481 729982

	with a copy to:	Borden Ladner Gervais LLP
Scotia Plaza, 40 King Street West

Toronto, ON M5H 3Y4
Attention: Philippe Tardif
Facsimile No.: (416) 361-2559

	and to:	Satterlee Stephens Burke & Burke LLP
230 Park Avenue, Suite 1130
New York, NY 10164
Attention: Peter A Basilevsky
Facsimile No.: (212) 818-9606

(c)	in the case of the Agents:	Jennings Capital Inc.
2600, 520-5th Avenue S.W.
Calgary, AB T2P 3R7
Attention: David McGorman
Facsimile No.: (403) 292-0979

Tristone Capital Inc.
2020, 335-8th Avenue S.W.
Calgary, AB T2P 1C9
Attention: Brad Hurtubise
Facsimile No.: (403) 539-4365

Haywood Securities Inc.
301, 808-1st Street S.W.
Calgary, AB T2P 1M9
Attention: Bill Kanters
Facsimile No.: (403) 509-1991

	with a copy to:	Blake, Cassels & Graydon LLP
3500 Bankers Hall East
855 – 2nd Street SW
Calgary, Alberta T2P 4J8
Attention: Daniel McLeod
Facsimile No.: (403) 260-9700
The parties may change their respective addresses for notices by notice given in the manner set out above. Any notice or other communication will be in writing, and unless delivered personally to the addressee or to a responsible officer of the addressee, as applicable, will be given by facsimile and will be deemed to have been given when (i) in the case of a notice delivered personally to a responsible officer of the addressee, when so delivered; and (ii) in the case of a notice delivered or given by facsimile, on the first Business Day following the day on which it is sent.

23.	Miscellaneous

23.1	Except with respect to Sections 14, 15, 18, 19 and 21 of this Agreement, all transactions and notices on behalf of the Agents under this Agreement or contemplated by this Agreement may be carried out or given on behalf of the Agents by the Lead Agent and the Lead Agent will in good faith discuss with the other Agents the nature of any of the transactions and notices prior to giving effect to them or the delivery of them, as the case may be.

23.2	This Agreement will be governed by and interpreted in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

23.3	The parties hereby irrevocably and unconditionally consent to and submit to the courts of Alberta for any actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by single registered mail to the address of the parties set forth in this Agreement shall be effective service of process for any action, suit or proceeding brought against any party in such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the courts of Alberta and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.

23.4	Time will be of the essence of this Agreement and, following any waiver or indulgence by any party, time will again be of the essence of this Agreement.

23.5	The words “hereof”, “hereunder” and similar phrases mean and refer to this Agreement.

23.6	All representations, warranties, covenants and agreements of the Company, CanArgo and the Selling Shareholder contained in this Agreement or contained in documents submitted pursuant to this Agreement and in connection with the transaction of purchase and sale contemplated by this Agreement will survive the purchase and sale of the Shares and the termination of this Agreement and will continue in full force and effect for the benefit of the Agents for a period of three years after the Closing Date, regardless of any subsequent disposition of the Shares or any investigation by or on behalf of the Agents with respect thereto, except for the representations of the Selling Shareholder as to title to the Secondary Shares which will survive indefinitely. The Agents will be entitled to rely on the representations and warranties of the Company, CanArgo and the Selling Shareholder contained in this Agreement or delivered pursuant to this Agreement notwithstanding any investigation which the Agents may undertake or which may be undertaken on the Agents’ behalf.

23.7	Each of the parties to this Agreement will be entitled to rely on delivery of a facsimile copy of this Agreement and acceptance by each party of any such facsimile copy will be legally effective to create a valid and binding agreement between the parties to this Agreement in accordance with the terms of this Agreement.

23.8	This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and all of which, when taken together, will constitute one and the same agreement.

23.9	To the extent permitted by applicable law, the invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

23.10	Except as provided for herein, this Agreement and the other documents referred to in this Agreement constitute the entire agreement between the Agents, the Company, CanArgo and the Selling Shareholder relating to the subject matter of this Agreement and supersede all prior agreements between those parties with respect to their respective rights and obligations in respect of the transactions contemplated under this Agreement.

23.11	The terms and provisions of this Agreement will be binding upon and enure to the benefit of the Company, CanArgo and the Selling Shareholder and the Agents and their respective successors and assigns; provided that, except as otherwise provided in this agreement, this Agreement will not be assignable by any party without the written consent of the others and any purported assignment without that consent will be invalid and of no force and effect.

If this letter accurately reflects the terms of the transactions which we are to enter into and are agreed to by you, please communicate your acceptance by executing the enclosed copies of this letter where indicated and returning them to us.
Yours very truly,

JENNINGS CAPITAL INC.

Per:	“David McGorman”

TRISTONE CAPITAL INC.

Per:	“R. Bradley Hurtubise”

HAYWOOD SECURITIES INC.

Per:	“William A. Kanters”

Accepted and agreed to by the undersigned as of the date of this letter first written above.

TETHYS PETROLEUM LIMITED

Per:	“Dr. David Robson”

CANARGO ENERGY CORPORATION

Per:	“Vincent McDonnell”

CANARGO LIMITED

Per:	“Vincent McDonnell”

SCHEDULE A
UNITED STATES OFFERS AND SALES
SCHEDULE A
U.S. SELLING RESTRICTIONS
1.	Definitions

In this Schedule, the following words and phrases shall have the following meanings. Capitalized terms that are not defined in this Schedule shall have the meanings given to them in the Agency Agreement to which this Schedule A is attached:
(a)	“Directed Selling Efforts” means “direct selling efforts” as that term is defined in Rule 902 of Regulation S. Without limiting the foregoing, but for greater clarity, such term means, subject to the exclusions from the definition of “directed selling efforts” contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares, and includes, without limitation, the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of any of the Shares;

(b)	“Foreign Issuer” means foreign issuer as that term is defined in Rule 902 of Regulation S. Without limiting the foregoing, but for greater clarity, it means any issuer that is (1) the government of any country, or of any political subdivision of a country, other than the United States; or (2) a Company or other organization incorporated under the laws of any country other than the United States, except an issuer meeting the following conditions: (a) more than 50 percent of the outstanding voting securities of such issuer are directly or indirectly owned of record by residents of the United States; and (b) any of the following: (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

(c)	“Institutional Accredited Investors” means institutions that are “accredited investors” within the meaning of Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) under Regulation D under the U.S. Securities Act;

(d)	“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

(e)	“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

(f)	“Rule 144A” means Rule 144A adopted by the SEC under the U.S. Securities Act;

(g)	“SEC” means the United States Securities and Exchange Commission;

(h)	“Section 4(2)” means Section 4(2) of the U.S. Securities Act;

(i)	“Substantial U.S. Market Interest” means substantial U.S. market interest as that term is defined in Rule 902(j) of Regulation S;

(j)	“Agent Affiliate” means Jennings Capital (USA) Inc.;

(k)	“United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

(l)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended; and

(m)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.
2.	U.S. Securities Matters

The Agents and the Company agree as follows:
(a)	The Agents acknowledge that none of the Shares have been or will be registered under the U.S. Securities Act and that the Shares are being offered and sold pursuant to U.S. Securities Laws and in reliance upon and in compliance with Regulation S and may not be offered or sold within the United States except pursuant to an exemption from the registration requirements of the U.S. Securities Act provided in connection with sales to Institutional Accredited Investors, and represent and agree that neither the Agents nor the Agent Affiliate, nor any person acting on their behalf (a) has made or will make any Directed Selling Efforts, (b) has made or will make (except to the extent permitted by this Section 2) (1) any offer to sell or solicitation of any offer to buy any of the Shares to any person in the United States or (2) any sale of the Shares to any person unless, at the time the order to purchase such Shares was placed, such person was outside the United States or the seller of such Shares and any person acting on its behalf reasonably believe that, at the time the order to purchase such Shares was placed, such person was outside the United States within the meaning of Regulation S, or (c) has taken or will take any action that would constitute a violation of Regulation M under the U.S. Exchange Act. The Agents agree that all offers and sales in the United States shall be made by the Agent Affiliate in compliance with all applicable federal and state laws and regulations governing registration and conduct of broker-dealers.

(b)	The Company and the Agents agree that the Shares may be offered and sold in the United States pursuant only to an exemption from the registration requirements of the U.S. Securities Act and only to institutions the offeror had reasonable basis to believe and did believe to be Institutional Accredited Investors and, on the date hereof, continues to believe that each purchaser is an Institutional Accredited Investor.

(c)	In connection with the offers and sales in the United States, the Agents agree for themselves and for their affiliates not to offer or sell, or to solicit any offer to buy, by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2).

(d)	The Agents agree that offers to sell, solicitations of offers to buy and sales of Shares in the United States shall be made only in transactions that are exempt from the registration or qualification requirements of applicable U.S. state securities (“Blue Sky”) laws, in accordance with the applicable U.S. federal and state requirements relating to the registration of brokers and dealers only by the Agent Affiliate, and only to persons who, prior to the sale and delivery of the Shares to them, execute and deliver an investor representation letter in the form agreed upon by the parties hereto.

(e)	The Company represents that it is and as of the date of issuance of the Shares will be a Foreign Issuer and that as of the date hereof there is and as of the date of issuance of the Shares there will be no Substantial U.S. Market Interest in the Shares.

(f)	The Company agrees that, for so long as any of the Shares are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act and it is not subject to and in compliance with Section 13 or Section 15(d) of the U.S. Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the U.S. Exchange Act, it will, unless the Shares may be resold pursuant to Rule 144(k) under the U.S. Securities Act, timely furnish to any holder of the Shares, or any prospective purchaser thereof designated by a holder, upon the request of such holder or prospective purchaser, the information specified by Rule 144A(d)(4).

(g)	Each of the Company, CanArgo and the Selling Shareholder represent and agree that neither it, nor any of its affiliates, nor any person (other than the Agents and the Agent Affiliate as to which the Company, CanArgo and the Selling Shareholder makes no representation) acting on behalf of it or its affiliates:
(i)	has made or will make any Directed Selling Efforts, or has taken or will take any action, including any Directed Selling Efforts, that would (A) cause the exemptions from registration relied upon by the Agents in connection with offers and sales to Institutional Accredited Investors or the exclusion from registration afforded by Regulation S to be unavailable for offers and sales of the Shares pursuant to this Agreement; or (B) constitute a violation of Regulation M under the U.S. Exchange Act;

(ii)	in connection with the offer or sale of the Shares, the Agents’ Compensation Options or Option Shares, has engaged or will engage in any general solicitation or general advertising (as those terms are used in Regulation D);

(iii)	has made or will make (1) any offer to sell or solicitation of any offer to buy any of the Shares to any person in the United States or (2) any sale of the Shares to any person unless, at the time the order to purchase such Shares was placed, such person was outside the United States or the seller of such Shares and any person acting on its behalf reasonably believe that, at the time the order to purchase such Shares was placed, such person was outside the United States within the meaning of Regulation S;

(iv)	has taken or will take any action that would constitute a violation of Regulation M under the U.S. Exchange Act; and

(v)	within the six month period prior to the date hereof has offered or sold in the United States any Shares or other securities of the Company that would be “integrated” with the sale of the Shares pursuant to Regulation D under the U.S. Securities Act.
(h)	The Agents have not entered, and will not enter, into any contractual arrangements with respect to the distribution of the Shares in the United States other than as provided herein (except with an affiliate of any of the Agents), except that nothing in this Section shall in any way restrict offers and sales in accordance with the provisions of this Agreement.

(i)	The Agents shall cause the Agent Affiliate to agree, for the benefit of the Company, to the same provisions as are contained in this Section 2.

(j)	Each of the Agents will deliver to Subscribers of the Shares in the United States, through the Agent Affiliate, a copy of the same information relating to the Company as provided to Subscribers in Canada and the Agents agree that they have not and will not use any written material other than such documents in connection therewith; each offeree was provided with a copy of the U.S. Placement Memorandum and no other written material has been or will be used in connection with offers and sales of the Shares.

(k)	The Agents severally and not jointly covenant and agree with the Company that they will:
(i)	offer and sell the Shares in the United States only through the Agent Affiliate duly registered as a U.S. broker-dealer in the applicable jurisdictions to permit it to offer and sell the Shares and which affiliate will be bound by the provisions of this Agreement and will otherwise comply with applicable U.S. broker dealer laws;

(ii)	not make any other contractual arrangements for the distribution of the Shares in the United States without the prior consent of the Company; and

(iii)	obtain and/or deliver, as applicable, such information and documents with respect to the issue of the Shares as may be required by U.S. Securities Laws. In particular, prior to any sale of Shares in the United States or to a person who was offered Shares in the United States, it caused each purchaser thereof to sign a U.S. investor’s representation letter containing representations, warranties and agreements to the Company in the form agreed between the parties hereto.
(l)	At least one business day prior to the Closing Date, the Lead Agent shall cause the Agent Affiliate to provide the Company with a list of all purchasers of Offered Shares in the United States.

(m)	At closing, the Lead Agent, together with the Agent Affiliate, who has offered or sold Offered Shares in the United States, will provide a certificate, substantially in the form of Schedule A-1 hereto.

(n)	Each of the Agents agrees that the certificates for Shares will bear the legend provided for in the U.S. Placement Memorandum.

(o)	The Company is not registered or, assuming the Company were not a Foreign Issuer, required to be registered as an “investment company” pursuant to the provisions of the U.S. Investment Company Act of 1940.

(p)	The Company will:
(i)	use, and will cause any direct and indirect subsidiary to use, commercially reasonable efforts to avoid classification as a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for the current year or any subsequent year. The Company agrees, at the Company’s expense, to make available to any U.S. Investor (as defined below) upon request, the books and records of the Company and any of its direct and indirect subsidiaries, and to provide information to such U.S. Investor pertinent to the Company’s or any subsidiary’s status or potential status as a PFIC. Upon a determination by the Company, any U.S. Investor or any taxing authority that the Company or any direct or indirect subsidiary has been or is likely to become a PFIC, the Company will provide such U.S. Investor, at the Company’s expense, with all information reasonably available to the Company or any of its subsidiaries to permit such U.S. Investor to (i) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination and (ii) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company or any of its direct or indirect subsidiaries, and comply with any reporting or other requirements incident to such election. If a determination is made by the Company, any U.S. Investor or any taxing authority that the Company is a PFIC for a particular year, then for such year and for each year thereafter, the Company, at the Company’s expense, will also provide each known U.S. Investor with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) and otherwise comply with applicable Treasury Regulation requirements. The Company will promptly notify the U.S. Investors of any assertion by the U.S. Internal Revenue Service that the Company or any of its subsidiaries is or is likely to become a PFIC, and

(ii)	(A) furnish to each U.S. Investor upon its reasonable request, on a timely basis, and at the Company’s expense, all information necessary to satisfy the U.S. income tax return filing requirements of such U.S. Investor (and, as applicable, each “United States shareholder” of the Company as defined by Section 951(b) of the Code that owns a direct or indirect interest in such U.S. Investor (a “U.S. Shareholder”)) arising from its investment in the Company and, as applicable, relating to the Company’s or any subsidiary’s classification as a “controlled foreign Company” (“CFC”) within the meaning of Section 957 of the Code; and (B) use commercially reasonable efforts to avoid generating for any taxable year in which the Company or any subsidiary is a CFC, amounts includible in the income of a U.S. Investor or U.S. Shareholder pursuant to Section 951 of the Code (a “Section 951 Inclusion”). As applicable, if the Company or any subsidiary ceases to be a CFC at any time, the Company will provide prompt written notice to known U.S. Investors if at any time thereafter the Company becomes aware that it or any subsidiary has become a CFC. Upon written request of a U.S. Investor from time to time, subject to obtaining the consent of its shareholders to release such information, the Company will promptly provide in writing such information in its possession concerning its shareholders and, to the Company’s actual knowledge, the direct and indirect interest holders in each shareholder sufficient for such U.S. Investor to determine whether the Company is a CFC.
For purposes of paragraphs (i) and (ii) of this Section 2(p): (a) “U.S. Investor” means (A) any holder of Common Shares that is a United States person and (B) any holder of Ordinary Shares that is an entity treated as a foreign partnership for U.S. federal income tax purposes, one or more of the owners of which are United States persons; (b) “United States person” means any person described in Section 7701(a)(30) of the Code.

SCHEDULE B-1
AGENTS’ CERTIFICATE
In connection with the offer and sale of Ordinary Shares (the “Securities”) of Tethys Petroleum Limited (the “Company”) to one or more U.S. institutional accredited investors (the “U.S. Purchasers”), the undersigned, ___, on behalf of the several Agents (the “Agents”) referred to in the Agency agreement dated as of ___, 2007 among the Company and the Agents (the “Agency Agreement”) and ___, as its U.S. Affiliate, who has signed below in its capacity as placement agent in the United States for the Agents (the “U.S. Placement Agent”), do hereby certify that:
(a)	the U.S. Placement Agent is a duly registered broker or dealer with the United States Securities and Exchange Commission, is a member of, and in good standing with, the National Association of Securities Dealers, Inc. and all offers and sales of Securities in the United States will be effected by the U.S. Placement Agent in accordance with all U.S. broker-dealer requirements;

(b)	all offers and sales of Securities in the United States were made to institutional “accredited investors” within the meaning of Rule 501(a)(1),(2),(3) or (7) of the United States Securities Act of 1933, as amended (“Institutional Accredited Investors”);

(c)	we have not solicited offers for, or offers to sell, the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities or the securities to be issued thereunder in the United States;

(d)	each offeree of the Securities in the United States has been sent a copy of the same information in respect of the Company as provided to Canadian subscribers (the “Offering Documents”), including the U.S. Placement Memorandum, and we have not used and will not use any written material other than the Offering Documents;

(e)	immediately prior to transmitting the Offering Documents to offerees, we had reasonable grounds to believe and did believe that each offeree was an Institutional Accredited Investor and, on the date hereof, we continue to believe that each purchaser of the Securities in the United States or who was offered Securities in the United States is an Institutional Accredited Investor;

(f)	prior to any sale of Securities in the United States, we caused each purchaser in the United States or who was offered Securities in the United States to sign a U.S.

investor’s representation letter substantially in the form agreed between the parties to the Agency Agreement;

(g)	neither we, nor any of our affiliates, have taken or will take any action which would constitute a violation of Regulation M under the United States Securities Exchange Act of 1934, as amended; and

(h)	the offering of the Securities in the United States has been conducted by us in accordance with the terms of the Agency Agreement.

Dated: , 2007

, on its behalf and on behalf of the Agents	, as U.S. Placement Agent

SCHEDULE B
FORM OF AGENTS’ COMPENSATION OPTIONS